Exhibit 10.18

DENVER CITY CENTER

OFFICE LEASE

SRI TEN DCC LLC,

A DELAWARE LIMITED LIABILITY COMPANY,

LANDLORD

AND

2U, INC.,

A DELAWARE CORPORATION,

TENANT

DATED AS OF:  MAY 11, 2016

Table of Contents

(continued)

i

Table of Contents

(continued)

Page

C — Form of Commencement Date Letter
D — Current Janitorial Specifications

ii

LEASE

THIS LEASE is made as of the 11th day of May, 2016, between SRI TEN DCC LLC, a Delaware limited liability company (“Landlord”), and 2U, INC., a Delaware corporation (“Tenant”).

1.                                      Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on the terms and conditions set forth herein, the space outlined on the attached Exhibit A (the “Premises”).  The Premises are located on the floor(s) specified in Paragraph 2 below of the building (the “Building”) located at 707 Seventeenth Street, Denver, Colorado.  The Building, the parcel(s) of land (the “Land”) on which the Building is located and the other improvements on the Land (including the walkways and landscaping) are referred to herein as the “Real Property.”  The Real Property is a part of the office and retail project (which includes rights to portions of two (2) parking garages) commonly known as Denver City Center (the “Project”).

Tenant’s lease of the Premises shall include the right to use, in common with others and subject to the other provisions of this Lease, the public lobbies, entrances, stairs, elevators and other public portions of the Building, as well as the common areas (including all amenities available) of the other portions of the Project that are pertinent to Tenant’s occupancy and use of the Premises.  Tenant shall comply with all recorded covenants, conditions and restrictions currently or hereinafter affecting the Project and agrees that this Lease shall be subject and subordinate thereto.  All of the windows and outside walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electrical equipment or other utilities or Building facilities are reserved solely to Landlord and Landlord shall have rights of access through the Premises, subject to the provisions of Paragraph 23 hereof, for the purpose of operating, maintaining and repairing the same.

2.                                      Certain Basic Lease Terms.  As used herein, the following terms shall have the meaning specified below:

a.                                      Floor(s) on which the Premises are located:  28 and 26.  The Premises consists of all of the leasable space on Floors 28 and 26.  The Premises are currently designated as Suites 2800 and 2600, which designation may be subject to change by Landlord upon written notice to Tenant.  Landlord and Tenant agree that for the purpose of this Lease, the Premises shall be deemed to contain 50,068 rentable square feet (“RSF”) of space in the aggregate, of which 25,071 RSF is located on the 28th floor (the “28th Floor Premises”) and 24,997 RSF is located on the 26th floor (the “26th Floor Premises”).  Landlord shall have no right to relocate Tenant from the Premises during the term of this Lease and any extensions thereof.

b.                                      Lease term:  Approximately eight (8) years and two (2) months, commencing on the date of Substantial Completion or deemed Substantially Completed (as described in Paragraph 4(d) below) of the 28th Floor Tenant Improvements (as described in Paragraph 4(a) below) to be constructed in the 28th Floor Premises pursuant to Paragraph 4 (the “Commencement Date”), and ending on the last day of the ninety-eighth (98th) full calendar month thereafter (the “Expiration Date”).  Landlord and Tenant acknowledge and agree that the delivery of the 26th Floor Premises will occur after the Commencement Date, as more fully described in Paragraph 3, and that Tenant will not be responsible for payment of Monthly Rent or Additional Rent with respect to the 26th Floor Premises until the 26th Floor Premises Commencement Date (as defined in Paragraph 3(b)(ii) below) but such delayed delivery of the 26th Floor Premises shall not postpone the Commencement Date or extend the Lease term hereunder.

c.                                       Monthly Rent:

28th Floor Premises:

10/1/16 - 6/30/17*	Free/Abated (the “28th Floor Premises Abatement Period”)
7/1/17 - 6/30/18	$23.00/RSF/year ($48,052.75 per month)
7/1/18 - 6/30/19	$23.75/RSF/year ($49,619.69 per month)
7/1/19 - 6/30/20	$24.50/RSF/year ($51,186.63 per month)
7/1/20 - 6/30/21	$25.25/RSF/year ($52,753.56 per month)
7/1/21 - 6/30/22	$26.00/RSF/year ($54,320.50 per month)
7/1/22 - 6/30/23	$26.75/RSF/year ($55,887.44 per month)
7/1/23 - 6/30/24	$27.50/RSF/year ($57,454.38 per month)
7/1/24 - 11/30/24	$28.25/RSF/year ($59,021.31 per month)

*This rental table assumes that the Commencement Date will occur on the Estimated Commencement Date (hereinafter defined).  If the Commencement Date occurs on a day other than the Estimated Commencement Date, all dates will be modified appropriately in the Commencement Letter (hereinafter defined) so that the 28th Floor Premises Abatement Period shall be a period of nine (9) months, and the Lease term shall consist of eight (8) years and two (2) months (plus any partial month at the beginning of the Lease term, if the Commencement Date occurs other than on the first day of a calendar month).

26th Floor Premises:

4/1/17 - 8/31/17**	Free/Abated (the “26th Floor Premises Abated Rent Period”)
9/1/17 - 3/31/18	$23.00/RSF/year ($47,910.92 per month)
4/1/18 - 3/31/19	$23.75/RSF/year ($49,473.23 per month)
4/1/19 - 3/31/20	$24.50/RSF/year ($51,035.54 per month)
4/1/20 - 3/31/21	$25.25/RSF/year ($52,597.85 per month)
4/1/21 - 3/31/22	$26.00/RSF/year ($54,160.17 per month)
4/1/22 - 3/31/23	$26.75/RSF/year ($55,722.48 per month)
4/1/23 - 3/31/24	$27.50/RSF/year ($57,284.79 per month)
4/1/24 - 11/30/24:	$28.25/RSF/year ($58,847.10 per month)

**This rental table assumes that the 26th Floor Premises Commencement Date (hereinafter defined) will occur on the Estimated 26th Floor Premises Commencement Date (hereinafter defined).  If the 26th Floor Premises Commencement Date occurs on a day other than the Estimated 26th Floor Premises Commencement Date, all dates will be modified appropriately in the Commencement Letter so that the 26th Floor Premises Abated Rent Period shall be a period of five (5) months, and the Lease term for the 26th Floor Premises will end co-terminus with the Expiration Date.

d.                                      Security Deposit:  One Million One Hundred Thousand and No Dollars ($1,100,000.00), in the form of either a Cash Deposit or a Letter of Credit (as each of such terms is defined in Paragraph 6).

e.                                       Tenant’s Share:  28th Floor Premises - 4.49% / 26th Floor Premises - 4.48%.

f.                                        Business of Tenant:  Education technology company.

g.                                       Real estate broker(s):  Jones Lang LaSalle, Landlord’s broker and Savills Studley, Tenant’s broker.

3.                                      Term; Delivery of Possession of Premises.

a.                                      Term.  The term of this Lease shall commence on the Commencement Date (as defined in Paragraph 2(b)) and, unless sooner terminated pursuant to the terms hereof or at law, shall expire on the Expiration Date (as defined in Paragraph 2(b)).  Within ten (10) Business Days (hereinafter defined) of either party’s request after the 26th Floor Premises Commencement Date, Landlord and Tenant shall execute a letter in substantially the form of Exhibit C attached hereto confirming the Commencement Date, the 26th Floor Premises Commencement Date and the Expiration Date (the “Commencement Letter”).  At Landlord’s option, Landlord may elect to bifurcate the commencement letter and send a letter confirming the Commencement Date and delivery of the 28th Floor Premises, and a separate commencement letter confirming the 26th Floor Premises Commencement Date at such time as that date is established.

b.                                      Delivery of Possession.

1.                                      28th Floor Premises.  The 28th Floor Premises shall be delivered to Tenant upon Substantial Completion of the 28th Floor Premises Tenant Improvements to be constructed in the Premises by Landlord pursuant to Paragraph 4.  Landlord estimates that the 28th Floor Premises Tenant Improvements will be Substantially Completed by October 1, 2016 (the “Estimated Commencement Date”).  If Substantial Completion of the 28th Floor Premises Tenant Improvements and delivery of possession of the 28th Floor Premises is delayed for any reason whatsoever, this Lease shall not be void or voidable, except as expressly provided herein.  Further, no delay in delivery of possession of the 28th Floor Premises to Tenant shall operate to extend the term of this Lease or amend Tenant’s obligations under this Lease, except as expressly provided herein.  Except as expressly provided herein, in no event shall Landlord be liable to Tenant for any delay in completion of the 28th Floor Tenant Improvements caused or occasioned by strikes, lockout, labor disputes, shortages of material or labor, fire or other casualty, acts of God or any other cause beyond the reasonable control of Landlord (collectively, “Force Majeure”).  Notwithstanding the foregoing, if delivery of possession of the 28th Floor Premises has not occurred by October 15, 2016 (the “28th Floor Final Target Delivery Date”), unless such failure is due to Force Majeure or a Tenant Delay, then Tenant shall be entitled, as its sole and exclusive remedy for such delay (except as provided in subparagraph (iv) below), to an extension of the 28th Floor Premises Abatement Period for one (1) day for each day after the 28th Floor Final Target Delivery Date that the entire 28th Floor Premises has not been delivered to Tenant Substantially Completed; and if delivery of possession of the 28th Floor Premises has not occurred within thirty (30) days following the 28th Floor Final Target Delivery Date, unless such failure is due to Force Majeure or a Tenant Delay, then Tenant shall be entitled, as its sole and exclusive remedy for such delay (except as provided in subparagraph (iv) below), to an extension of the 28th Floor Premises Abatement Period for one and one half (1.5) of a day for each day after thirty (30) days following the 28th Floor Final Target Delivery Date that the entire 28th Floor Premises has not been delivered to Tenant Substantially Completed; and if delivery of possession of the 28th Floor Premises has not occurred within sixty (60) days following the 28th Floor Final Target Delivery Date, unless such failure is due to Force Majeure or a Tenant Delay, then Tenant shall be entitled, as its sole and exclusive remedy for such delay (except as provided in subparagraph (iv) below), to an extension of the 28th Floor Premises Abatement Period for two (2) days for each day after sixty (60) days following the 28th Floor Final Target Delivery Date that the entire 28th Floor Premises has not been delivered to Tenant Substantially Completed.

2.                                      26th Floor Premises.  The 26th Floor Premises shall be delivered to Tenant upon Substantial Completion of the 26th Floor Premises Tenant Improvements to be constructed in the Premises by Landlord pursuant to Paragraph 4 (such date, the “26th Floor Premises Commencement Date”).  Landlord estimates that the 26th Floor Premises Tenant Improvements will be Substantially Completed by April 1, 2017 (the “Estimated 26th Floor Premises Commencement Date”).  If Substantial Completion of the 26th Floor Premises Tenant Improvements and delivery of possession of the 26th Floor Premises is delayed for any reason whatsoever, this Lease shall not be void or voidable.  Further, no delay in delivery of possession of the 26th Floor Premises to Tenant shall operate to extend the term of this Lease or amend Tenant’s obligations under this Lease, except as expressly provided herein.  In no event shall Landlord be liable to Tenant for any delay in completion of the 26th Floor Tenant Improvements caused or occasioned by Force Majeure.  Notwithstanding the foregoing, if delivery of possession of the 26th Floor Premises has not occurred by the Estimated 26th Floor Premises Commencement Date, unless such failure is due to Force Majeure or a Tenant Delay, then Tenant shall be entitled, as its sole and exclusive remedy for such delay (except as provided in subparagraph (iv) below), to an extension of the 26th Floor Premises Abatement Period for one (1) day for each day after the Estimated 26th Floor Premises Commencement Date that the entire 26th Floor Premises has not been delivered to Tenant Substantially Completed.

3.                                      General Building Condition.  In addition to the foregoing provisions: (A) the Building structure, roof systems, and existing Building systems within the Premises (including the fire/life-safety communications systems) for which Landlord is responsible hereunder shall be in good working condition as of the date of delivery of the 28th Floor Premises and 26th Floor Premises, respectively; (B) Landlord shall make available to Tenant a reasonable amount of riser space in the Building for Tenant’s electric, voice and data use, in such amounts and locations as reasonably designated by Landlord; and (C) Landlord will provide a path of travel to and from the Premises that complies with Title III of the Americans with Disabilities Act as of the date of delivery of the 28th Floor Premises and 26th Floor Premises, respectively, and maintain such path during the term of this Lease.

4.                                      Tenant’s Limited Termination Rights.

(i)                                     28th Floor Premises.  Notwithstanding anything herein to the contrary, if delivery of the 28th Floor Premises has not occurred within one hundred eighty (180) days after the 28th Floor Final Target Delivery Date (the “First Limited Termination Right Outside Date”), unless such failure is due to Force Majeure or a Tenant Delay (in which case the First Limited Termination Right Outside Date shall be extended day-for-day for each day attributable to Force Majeure or Tenant Delay), then Tenant shall have the right, as its sole and exclusive remedy, in lieu of continuing the extension of the 28th Floor Abated Rent Period as provided in subparagraph (i) above, to terminate this Lease as provided in this subparagraph (iv)(A) (“First Limited Termination Right”).  Tenant shall exercise its First Limited Termination Right, if at all, by giving Landlord written notice of such exercise within ten (10) days following the First Limited Termination Right Outside Date (the “First Limited Termination Right Notice”).  Provided that (1) the 28th Floor Premises have not been delivered to Tenant in the condition required by the terms of this Lease prior to Tenant giving the First Limited Termination Right Notice; and (2) Tenant timely gives its First Limited Termination Right Notice, then this Lease shall automatically terminate as of the next Business Day following Landlord’s receipt of the First Limited Termination Right Notice (the “First Limited Early Termination Date”).  If Tenant has previously been granted access to any portion of the Premises under the terms of this Lease, Tenant shall vacate any such portions of the Premises and return the same to Landlord in the condition required under the terms of this Lease by the First Limited Early Termination Date.  If Tenant does not timely exercise its First Limited Termination Right, then Tenant will be deemed to have waived its First Limited Termination Right and to have elected to continue to extend the 28th Floor Abated Rent Period as provided above.

(ii)                                  26th Floor Premises.  Notwithstanding anything herein to the contrary, if delivery of the 26th Floor Premises has not occurred within one hundred eighty (180) days after the Estimated 26th Floor Commencement Date (the “Second Limited Termination Right Outside Date”), unless such failure is due to Force Majeure or a Tenant Delay (in which case the Second Limited Termination Right Outside Date shall be extended day-for-day for each day attributable to Force Majeure or Tenant Delay), and if Tenant has not previously exercised its First Limited Termination Right as provided herein, then Tenant shall have the right, as its sole and exclusive remedy, in lieu of continuing the extension of the 26th Floor Abated Rent Period as provided in subparagraph (ii) above, to terminate this Lease as provided in this subparagraph (iv)(A) (“Second Limited Termination Right”).  Tenant shall exercise its Second Limited Termination Right, if at all, by giving Landlord written notice of such exercise within ten (10) days following the Second Limited Termination Right Outside Date (the “Second Limited Termination Right Notice”).  Provided that (1) the 26th Floor Premises have not been delivered to Tenant in the condition required by the terms of this Lease prior to Tenant giving the Second Limited Termination Right Notice; and (2) Tenant timely gives its Second Limited Termination Right Notice, then this Lease shall automatically terminate as of the next Business Day following Landlord’s receipt of the Second Limited Termination Right Notice (the “Second Limited Early Termination Date”).  If Tenant has previously been granted access to any portion of the Premises under the terms of this Lease, Tenant shall vacate any such portions of the Premises and return the same to Landlord in the condition required under the terms of this Lease by the Second Limited Early Termination Date.  If Tenant does not timely exercise its Second Limited Termination Right, then Tenant will be deemed to have waived its Second Limited Termination Right and to have elected to continue to extend the 26th Floor Abated Rent Period as provided above.

c.                                       Early Occupancy.  If, at Tenant’s request, Landlord permits Tenant to take occupancy of the 28th Floor Premises prior to the Commencement Date and/or the 26th Floor Premises prior to the 26th Floor Premises Commencement Date, then the Commencement Date and/or the 26th Floor Premises Commencement Date, respectively, shall be the date of such early occupancy by Tenant; provided, however, that the Expiration Date shall not be affected by such early occupancy.

4.                                      Condition of Premises.  Except as otherwise expressly provided in this Paragraph 4, Tenant shall accept the Premises in their “as-is” state and condition and Landlord shall have no obligation to make or pay for any improvements or renovations in or to the Premises, subject to latent defects in the Tenant Improvements of which Tenant notifies Landlord within one hundred eighty (180) days after substantial completion thereof, and any punchlist items on a mutually agreed upon punchlist.

a.                                      Tenant’s Plans; Approval of Plans.  No later than June 1, 2016 (the “Outside Construction Documents Delivery Date”), Tenant shall submit to Landlord complete, finished and detailed architectural, mechanical, electrical and plumbing drawings and specifications to include Tenant’s partition and furniture layout, reflected ceiling, telephone and electrical outlets and equipment rooms, doors (including hardware and keying schedule), glass partitions, windows (if any), critical dimensions, structural loading requirements, millwork, finish schedules, air conditioning and heating systems, ductwork and electrical facilities, together with all supporting information and delivery schedules with respect to the 28th Floor Premises (the “28th Floor Premises Construction Documents”) and no later than September 1, 2016, Tenant shall submit all of the foregoing documents with respect to the 26th Floor Premises (the “26th Floor Premises Construction Documents”) (the 28th Floor Premises Construction Documents and the 26th Floor Premises Construction Documents are referred to together and, each individually generally where the context so requires, as the “Construction Documents”).  The Construction Documents shall be prepared by Gensler or such other architects and/or engineers approved by Landlord in writing in advance, such approval not to be unreasonably withheld, conditioned or delayed.  The Construction Documents shall comply with all applicable laws and shall be presented in Landlord’s format satisfactory for filing with the appropriate governmental authorities for required permits and licenses.  Tenant shall be responsible for all costs associated with the Construction Documents, except as expressly set forth to the contrary below and application of Landlord’s Allowance.  Following receipt of Tenant’s Construction Documents, Landlord (or its designated architectural and/or engineering firm) shall approve or disapprove such documents in writing within three (3) Business Days after receipt thereof.  If Landlord disapproves, Landlord shall provide Tenant in writing specific reasons for such disapproval.  Tenant shall submit corrected Construction Documents within seven (7) days of receipt of Landlord’s disapproval notice.  Landlord shall approve or disapprove the corrected Construction Documents within three (3) additional Business Days from receipt thereof.  This procedure shall be followed until all objections have been resolved and the Construction Documents approved in writing by Tenant and Landlord; provided, however, that if reasonably acceptable construction plans and specifications have not been completed and approved by Landlord and Tenant on or before the date that is thirty (30) days after the date hereof for any reason other than the delay or other fault of Landlord or Landlord’s architect, then such failure shall constitute a Tenant Delay under Paragraph 4(e) below.  (The Construction Documents, as approved in writing by Tenant and Landlord, are hereinafter called the “Final Plans,” the improvements to be constructed in the 28th Floor Premises in accordance with the Final Plans are hereinafter called the “28th Floor Premises Tenant Improvements,” the improvements to be constructed in the 26th Floor Premises in accordance with the Final Plans are hereinafter called the “26th Floor Premises Tenant Improvements,” and the 28th Floor Premises Tenant Improvements and the 26th Floor Premises Tenant Improvements are referred to together herein as the “Tenant Improvements”).  Because the timing differs for completion of the 26th Floor Tenant Improvements and the 28th Floor Tenant Improvements, there may be a separate planning process for each of the 26th Floor Tenant Improvements and the 28th Floor Tenant Improvements, in which case the term “Final Plans”

when used herein shall be deemed to refer to the Final Plans for the applicable portion of the Tenant Improvements.  If Tenant does not deliver the Construction Documents by the Outside Construction Documents Delivery Date, each day after such date until Tenant delivers the Construction Documents to Landlord as required herein shall constitute a day of Tenant Delay, and without limiting the generality of Landlord’s remedies for Tenant Delay, shall cause a day-for-day postponement of the Estimated Commencement Date, the 28th Floor Final Target Delivery Date and the Estimated 26th Floor Premises Commencement Date.

b.                                      Competitive Bids; Selection of Contractor; Preparation of Budget.  As soon as reasonably possible after the approval by Landlord and Tenant of the Final Plans, Landlord shall seek three (3) competitive bids.  Two of the bids shall be sought from general contractors from Landlord’s approved bidding list and one of the bids shall be sought from a qualified general contractor identified by Tenant if Tenant identifies such general contractor at the time it submits to Landlord the 28th Floor Premises Construction Documents.  Only subcontractors from Landlord’s approved subcontractor list shall be allowed to work on the mechanical, electrical and plumbing components of the Building.  Tenant shall be invited to the bid opening and allowed to participate in the selection of the successful bidder; provided Landlord shall make the final selection of the general contractor (the “Contractor”).  Once selected, Landlord shall cause Contractor to receive bids from qualified subcontractors for each major trade working on the Tenant Improvements.  When Contractor has received responses to its bid request, Contractor will analyze the same and Landlord or Contractor will provide Tenant with a copy of the recommended sub-contractors’ bids and estimated budget for the Tenant Improvements, based upon the recommended sub-contractors’ bids and including Contractor’s fee, the Construction Management Fee (as defined in Paragraph 4(f) below) and a reasonable contingency.  As soon as reasonably practicable, but not more than three (3) Business Days after the receipt of Contractor’s bid analysis and estimated budget, Tenant shall approve or reasonably disapprove of the estimated budget or approve or reasonably disapprove of particular line items in the estimated budget.  If Tenant disapproves of the budget or any line item thereon within such three (3) Business Day period, then Landlord shall cause the architect to modify the Final Plans to satisfactorily address the desired change to the budget within three (3) Business Days.  Any and all revisions to the Final Plans shall be subject to Landlord’s reasonable approval.  Upon the revision of the Final Plans, Landlord shall cause Contractor to promptly prepare and submit to Tenant a revised estimated budget.  Tenant shall respond to the revised estimated budget in the manner described above with regard to the initial budget.  Any delay in Substantial Completion of the 28th Floor Tenant Improvements and/or the 26th Floor Tenant Improvements caused by any revision requested or required by Tenant to the Final Plans or the initial estimated budget or any subsequently revised budget shall constitute a Tenant Delay as defined in Paragraph 4(e) below.  In the event Tenant shall fail to raise any objections to the initial budget or any revised budget within the three (3) Business Day period(s) described above, Tenant shall be deemed to have approved the proposed budget or revised budget, as applicable The budget, as approved by Landlord and Tenant, is referred to hereinafter as the “Final Budget”.  Because the timing differs for completion of the 26th Floor Tenant Improvements and the 28th Floor Tenant Improvements, there may be a separate contracting and budgeting process for each of the 26th Floor Tenant Improvements and the 28th Floor Tenant Improvements, in which case the term “Final Budget” when used herein shall be deemed to refer to the Final Budget for the applicable portion of the Tenant Improvements.

Notwithstanding anything to the contrary in this Paragraph 4.b.  or elsewhere in this Paragraph 4, Landlord and Tenant agree that, although the Final Budget represents a good faith estimate by Contractor of the costs of the construction of the Tenant Improvements, the Final Budget is only an estimate based on information presently known by Contractor with regard to the present condition of the Premises and the anticipated costs of the design and construction of the Tenant Improvements.  Tenant hereby authorizes Landlord to make expenditures from the contingency category of the Final Budget to cover any unforeseen expenses; provided, however, in no event may Landlord spend amounts in excess of the Final Budget contingency without Tenant’s prior written consent.

c.                                       Changes.  If Tenant requests any change, addition or alteration in or to the Final Plans (“Changes”), Landlord, or at Landlord’s election, Tenant, shall cause Tenant’s architect to prepare additional plans implementing such Change (which additional plans shall be subject to Landlord’s reasonable approval) and any reasonable architectural or other similar charges incurred by Landlord in connection therewith shall be added to the cost of the Tenant Improvements.  As soon as practicable after the completion of such additional plans, Landlord shall notify Tenant in writing (which may be via e-mail to Tenant’s designated construction representative) of the estimated cost of the Change.  Within three (3) Business Days after receipt of such cost estimate, Tenant shall notify Landlord in writing whether Tenant approves the Change.  If Tenant approves the Change, Landlord shall proceed with the Change and the cost of the Change shall be added to the cost of the Tenant Improvements and the Final Budget adjusted accordingly.  If Tenant fails to approve the Change within such three (3) Business Day period, the requested Change shall not be incorporated into the Tenant Improvements.

d.                                      Construction; Substantial Completion.  Landlord shall cause Contractor to commence the construction of the Tenant Improvements as soon as is reasonably possible after the approval by Landlord and Tenant of the Final Plans and the Final Budget.  Landlord shall provide and cause to be installed only those wall terminal boxes and/or floor monuments required for Tenant’s telephone or computer systems as are shown on the Final Plans.  Landlord will provide ordinary power wiring to locations shown on the Final Plans and shall provide and cause to be installed conduits as required for Tenant’s telephone and computer systems as shown on the Final Plans, but shall in no event install, pull or hook up such wires or provide wiring necessary for special conditioned power to the Premises.  Further, notwithstanding anything to the contrary herein, Landlord and Tenant shall cooperate with each other to resolve any space plan issues raised by applicable local building codes.  Each of the 28th Floor Tenant Improvements and 26th Floor Tenant Improvements shall be deemed to be “Substantially Completed” when it has been completed in accordance with the Final Plans and is vacant and broom clean, subject only to correction or completion of “Punch List” items, which items shall be limited to minor items of incomplete or defective work or materials or mechanical maladjustments that are of such a nature that they do not materially interfere with or impair Tenant’s use of the Premises for Tenant’s business and the City of Denver has issued a certificate of occupancy (or any other necessary required governmental approvals, if a certificate of occupancy is not necessary) for such space.  The definition of “Substantially Completed” shall also apply to the terms “Substantial Completion” and “Substantially Complete”.  Notwithstanding the foregoing, if Substantial Completion or any portion of the Tenant Improvements is delayed as a result of any Tenant Delay, the Tenant Improvements will be deemed Substantially Complete on the date that such Tenant Improvements would have been substantially completed absent such Tenant Delay for purposes of determining the Commencement Date, the 26th Floor Premises Commencement Date, and the commencement of the 28th Floor Premises Abated Rent Period and the 26th Floor Premises Abated Rent Period.

e.                                       Tenant Delays.  Tenant shall be responsible for, and shall pay to Landlord, any and all actual and reasonable costs and expenses incurred by Landlord in connection with any actual delay in the commencement or completion of any Tenant Improvements and any increase in the cost of Tenant Improvements caused by (i) Tenant’s failure to respond to Landlord’s request for information required for the completion of the construction plans and specifications within five (5) Business Days of Landlord’s request, as required in Paragraph 4(a) above, (ii) Tenant’s failure to provide its written approval or disapproval of the construction plans and specifications (or any revisions thereto) within the time periods specified in Paragraph 4(a) above, (iii) Tenant’s failure to provide its approval or disapproval regarding the budget within the time periods specified in Paragraph 4(b) above, (iv) any Changes requested by Tenant in the Final Plans (including any cost or delay resulting from proposed changes that are not ultimately made), (v) any failure by Tenant to timely pay any amounts due from Tenant hereunder, including any additional costs resulting from any Change (it being acknowledged that if Tenant fails to make or otherwise delays making such payments, Landlord may stop work on the Tenant Improvements rather than incur costs which Tenant is obligated to fund but has not yet funded and any delay from such a work stoppage will be a Tenant Delay), (vi) the inclusion by Tenant in the Tenant Improvements of any so-called “long lead” materials (such as fabrics, paneling, carpeting or other items that are not readily available within industry standard lead times (e.g., custom made items that require time to procure beyond that customarily required for standard items, or items that are currently out of stock and will require extra time to back order) and for which no suitable substitutes exist) provided Landlord shall use commercially reasonable efforts to notify Tenant (which may be via e-mail to Tenant’s designated construction representative) that the items are long lead items, (vii) Tenant’s failure to respond within three (3) Business Days to reasonable inquiries by Landlord or Contractor regarding the construction of the Tenant Improvements, or (vii) any other delay in the delivery of the Premises actually caused by Tenant.  Each of the foregoing that actually causes a delay in the delivery of the Premises is referred to herein as a “Tenant Delay”.

f.                                        Cost of Tenant Improvements; Landlord’s Allowance.  Landlord shall bear the cost of the construction of the Tenant Improvements (exclusive of the costs incurred by Tenant for preparation of the Construction Documents, which shall be borne by Tenant, but including the Contractor’s fee and the Construction Management Fee (as defined below)), limited however to a maximum expenditure by Landlord therefor of Two Million Five Hundred Three Thousand Four Hundred and No/100ths Dollars ($2,503,400.00) (“Landlord’s Allowance”).  Except as provided below, no portion of Landlord’s Allowance may (i) be applied toward the costs of the Construction Documents, or toward the cost of equipment, trade fixtures, moving expenses, furniture, signage, free rent or computer cabling, (ii) be applied to any portion of the Premises which is then the subject of a sublease (except to an Affiliate (hereinafter defined)), or (iii) be used to prepare any portion of the Premises for a proposed subtenant or assignee (except an Affiliate).  Notwithstanding the foregoing, Tenant may utilize a portion of the Landlord’s Allowance, not to exceed Five Hundred Thousand Six Hundred Eighty and No/100ths Dollars ($500,680.00) in the aggregate, toward the cost of the Construction Documents or other architectural or engineering expenses incurred by Tenant, moving costs, and furniture, fixtures and equipment for the Premises.  Tenant shall not be responsible for the use of the elevators or electricity during the construction of the Tenant Improvements.

Tenant shall pay for all costs of the construction of the Tenant Improvements in excess of Landlord’s Allowance (the “Excess Cost”).  Based on the estimated cost of the construction of the Tenant

Improvements, as shown on the Final Budget (the “Estimated Costs”), the prorata share of the Estimated Costs payable by Landlord and Tenant shall be determined and an appropriate percentage share established for each (a “Share of Costs”).  Tenant and Landlord shall fund the cost of the construction (including the applicable portion of the applicable fees) as the same is performed, in accordance with their respective Share of Costs for the construction, with Landlord’s payments being made as and when required in its contract with the Contractor and Tenant’s payments being made to Contractor within thirty (30) days of written demand.  At such time as Landlord’s Allowance has been entirely disbursed, Tenant shall pay the remaining Excess Cost, if any, which payments shall be made in installments as construction progresses in the same manner as Tenant’s payments of Tenant’s Share of Costs were paid.

Notwithstanding the foregoing, Landlord shall retain from the amount of Landlord’s Allowance, as compensation to Landlord for review of the Construction Documents and the Final Plans, and for construction inspection, administration and construction management with regard to the Tenant Improvements, a sum (the “Construction Management Fee”) equal to three percent (3%) of the hard cost of construction of the Tenant Improvements.  At the time Landlord makes any disbursement of Landlord’s Allowance, Landlord shall retain from Landlord’s Allowance, as a partial payment of the Construction Management Fee, a proportionate amount of the Construction Management Fee based upon Landlord’s reasonable estimation of the amount required to be withheld from each disbursement in order to ensure that the entire Construction Management Fee is retained over the course of construction on a prorata basis.  At such time as Landlord’s Allowance has been entirely disbursed, Tenant shall, within thirty (30) days of written demand, pay to Landlord the remainder, if any, of the Construction Management Fee not yet paid to Landlord.

g.                                       Space Planning Allowance.  In addition to the Landlord’s Allowance, Landlord will provide Tenant with an allowance of up to Seven Thousand Five Hundred Ten and 20/100ths Dollars ($7,510.20) toward the costs of Tenant’s space planning (the “Space Planning Allowance”).  At Landlord’s option, Landlord shall either pay such Space Planning Allowance directly to Tenant’s architect, or to Tenant, within thirty (30) days after receipt from Tenant of Tenant’s documented invoice therefor.

h.                                      Special Provisions Regarding 26th Floor Restrooms.  Landlord has constructed and installed restrooms within the 28th Floor Premises in compliance with applicable Legal Requirements, including the Americans with Disabilities Act at the time that such restrooms were constructed and installed.  In addition, as part of the 26th Floor Premises Tenant Improvements, Landlord shall upgrade the existing restrooms within the 26th Floor Premises to the same standard as the restrooms currently existing in the 28th Floor Premises and in accordance with all applicable Legal Requirements at the time that such upgrades are installed (the “26th Floor Restroom Upgrades”).  The 26th Floor Restroom Upgrades shall be performed at Landlord’s sole cost and expense (and not paid out of the Landlord’s Allowance).  After delivery of the Premises to Tenant all currently existing restrooms in the 28th Floor Premises and in the 26th Floor Premises shall be Tenant’s responsibility to maintain and repair hereunder, as such restrooms shall be part of the Premises hereunder.

5.                                      Monthly Rent.

a.                                      Commencing as of the Commencement Date, and continuing thereafter on or before the first day of each calendar month during the term hereof, Tenant shall pay to Landlord, as monthly rent for the Premises, the Monthly Rent specified in Paragraph 2 above.  If Tenant’s obligation to pay Monthly Rent hereunder commences on a day other than the first day of a calendar month, or if the term of this Lease terminates on a day other than the last day of a calendar month, then the Monthly Rent payable for such partial month shall be appropriately prorated on the basis of a thirty (30)-day month.  Monthly Rent and the Additional Rent specified in Paragraph 7 shall be paid by Tenant to Landlord, in advance, without deduction, offset, prior notice or demand, except as otherwise specifically set forth herein, in immediately available funds of lawful money of the United States of America, or by good check as described below, to the lockbox location designated by Landlord, or to such other person or at such other place as Landlord may from time to time designate in writing.  Payments made by check must be drawn either on a Colorado financial institution or on a financial institution that is a member of the federal reserve system.  Notwithstanding the foregoing, Tenant shall pay to Landlord together with Tenant’s execution of this Lease an amount equal to the Monthly Rent payable for each of the 28th Floor Premises and the 26th Floor Premises the first full calendar month of the Lease term after Tenant’s obligation to pay Monthly Rent shall have commenced hereunder for the 28th Floor Premises and the 26th Floor Premises, respectively, which amount shall be applied to the Monthly Rent first due and payable hereunder for the 28th Floor Premises and the 26th Floor Premises, respectively.

b.                                      All amounts payable by Tenant to Landlord under this Lease, or otherwise payable in connection with Tenant’s occupancy of the Premises, in addition to the Monthly Rent hereunder and Additional Rent under Paragraph 7, shall constitute rent owed by Tenant to Landlord hereunder.

c.                                       Subject to Paragraph 31 below, any rent not paid by Tenant to Landlord when due shall bear interest from the date due to the date of payment by Tenant at an annual rate of interest (the “Interest Rate”) equal to the lesser of (i) fifteen percent (15%) per annum or (ii) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) in Colorado not exempt from the usury law.  Failure by Tenant to pay rent when due, including any interest accrued under this subparagraph, shall constitute an Event of Default (as defined in Paragraph 25 below) giving rise to all the remedies afforded Landlord under this Lease and at law for nonpayment of rent.

d.                                      No security or guaranty which may now or hereafter be furnished to Landlord for the payment of rent due hereunder or for the performance by Tenant of the other terms of this Lease shall in any way be a bar or defense to any of Landlord’s remedies under this Lease or at law.

6.                                      Security Deposit.  Upon execution of this Lease, Tenant shall pay to Landlord either a cash deposit (“Cash Deposit”) or a letter of credit for the benefit of Landlord (“Letter of Credit”) in the amount specified in Paragraph 2(d) above as security for Tenant’s performance of all of Tenant’s covenants and obligations under this Lease (such deposit, whether in the form of a Cash Deposit or Letter of Credit, being referred to generally herein as the “Security Deposit”).

a.                                      Terms Regarding Letter of Credit.  If Tenant elects to provide a Letter of Credit, such Letter of Credit shall be irrevocable and unconditional, shall be addressed to Landlord (and/or any other beneficiary designated by Landlord in writing), issued in a form and substance and by a financial institution reasonably approved by Landlord, in Landlord’s sole discretion, and shall be transferable one (1) or more times by Landlord without the consent of Tenant.  Landlord hereby pre-approves Comerica as the issuer of the letter of credit.  In the event that the term of the Letter of Credit obtained by Tenant is less than the Lease term plus thirty (30) days, Tenant shall provide to Landlord, sixty (60) days prior to the expiration of the term of the Letter of Credit, a substitute Letter of Credit, in form, scope, and substance satisfactory to Landlord, all in its sole discretion, for the duration of the Lease term plus thirty (30) days.  Tenant agrees to pay upon Landlord’s request, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Landlord’s sale or transfer of all or any portion of the Building or Real Property; or (ii) the addition, deletion, or modification of any beneficiary under the Letter of Credit.  The bank issuing the Letter of Credit shall have banking offices in the city in which the Building is located, at which offices the Letter of Credit may be drawn.  Tenant agrees that upon any Event of Default by Tenant under the terms and provisions of this Lease, including the failure of Tenant to timely deliver any replacement Letter of Credit, Landlord shall have the right to receive payment under any Letter of Credit of the entire amount of such Letter of Credit at such time, and any such amounts received by Landlord shall be held by Landlord and applied in accordance with this Lease in the same manner as a Cash Deposit.

b.                                      Terms Regarding Cash Deposit.  If Tenant elects to provide a Cash Deposit, such Cash Deposit shall not constitute an advance rent deposit or an advance payment of any other kind, nor a measure of Landlord’s damages upon Tenant’s default.  Landlord shall not be required to segregate the Cash Deposit from its other funds and no interest shall accrue or be payable to Tenant with respect thereto.  Landlord may (but shall not be required to) use the Cash Deposit or any portion thereof to cure any Event of Default or to compensate Landlord for any actual and reasonable damage Landlord incurs as a result of Tenant’s failure to perform any of its covenants or obligations hereunder, it being understood that any use of the Cash Deposit shall not constitute a bar or defense to any of Landlord’s remedies under this Lease or at law.  In such event and upon written notice from Landlord to Tenant specifying the amount of the Cash Deposit so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall deposit with Landlord an amount sufficient to return the Cash Deposit to an amount equal to one hundred percent (100%) of the amount specified in Paragraph 2(d) within ten (10) Business Days of Tenant’s receipt of Landlord’s notice, and if Tenant fails to do so, such failure shall constitute an Event of Default.  If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Cash Deposit or the balance thereof then held by Landlord within thirty (30) days from the later to occur of (i) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (ii) the Expiration Date or earlier termination of this Lease; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder.  No holder of a Superior Interest (as defined in Paragraph 21 below), nor any purchaser at any judicial or private foreclosure sale of the Real Property or any portion thereof, shall be responsible to Tenant for the Cash Deposit unless and only to the extent such holder or purchaser shall have actually received the same.

7.                                      Additional Rent:  Increases in Operating Expenses and Tax Expenses.

a.                                      Operating Expenses.  Tenant shall pay to Landlord, at the times hereinafter set forth, Tenant’s Share, as specified in Paragraph 2(e) above, of the Operating Expenses (as defined below) incurred by Landlord in each calendar year (or portion thereof) during the Lease term for each applicable portion of the Premises as to which this Lease is in effect, and only for such period of time when rent is due for such portion of the Premises.  The amounts payable under this Paragraph 7(a) and Paragraph 7(b) below are termed “Additional Rent” herein.  Notwithstanding anything to the contrary contained in this Lease, Additional Rent shall be abated in full for the 28th Floor Premises during the 28th Floor Premises Abated Rent Period and Additional Rent shall be abated in full for the 26th Floor Premises during the 26th Floor Premises Abated Rent Period.

The term “Operating Expenses” shall mean the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Real Property, including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the operation, repair, or maintenance of the Real Property at or below the level of General Manager; (2) payroll, social security, workers’ compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents at or below the level of General Manager, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (3) the cost of uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) premiums and other charges incurred by Landlord with respect to fire, other casualty, rent and liability insurance, any other insurance as is deemed necessary or advisable in the commercially reasonable judgment of Landlord, or any insurance required by the holder of any Superior Interest (as defined in Paragraph 21 below), and costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance; (5) water charges and sewer rents or fees (unless directly metered and paid by a tenant other than through Operating Expense pass-throughs); (6) license, permit and inspection fees; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and Building systems and equipment; (8) telephone, telegraph, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) management fees and expenses (provided that the management fee percentage charged shall not exceed three percent (3%) of gross revenues from the Building; (10) costs of repairs to and maintenance of the Real Property, including building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major building systems (except to the extent provided in (16) and (17) below); (11) fees and expenses for janitorial, window cleaning, guard, extermination, water treatment, rubbish removal, plumbing and other services and inspection or service contracts for elevator, electrical, mechanical, HVAC and other building equipment and systems or as may otherwise be necessary or proper for the operation, repair or maintenance of the Real Property; (12) costs of supplies, tools, materials, and equipment used in connection with the operation, maintenance or repair of the Real Property; (13) accounting, legal and other professional fees and expenses; (14) fees and expenses for painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Real Property; (15) costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, power and other energy related utilities required in connection with the operation, maintenance and repair of the Real Property (unless directly metered and paid by a tenant other than through Operating Expense pass-throughs); (16) the cost of any capital improvements made by Landlord to the Real Property (including the Premises, unless such costs are Tenant’s responsibility pursuant to Paragraph 8 of this Lease) or capital assets acquired by Landlord after the Commencement Date in order to comply with any local, state or federal law, ordinance, rule, regulation, code or order of any governmental entity or insurance requirement (collectively, “Legal Requirement”) with which the Real Property was not required to comply as of the Commencement Date; (17) the cost of any capital improvements made by Landlord to the Building or capital assets that are in good faith by Landlord intended to reduce other Operating Expenses; (18) costs related to the operation of the Parking Facilities (as defined in Paragraph 53 below); (19) the cost of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property (excluding paintings, sculptures and other works of art) provided by Landlord for use in common areas of the Building or the Real Property or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Real Property); provided, however, that leasing or rental costs of a rotating or other art program for the common areas of the Building or the Real Property shall be included in Operating Expenses; (20) any expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the above itemizations; and (21) Building office rent or rental value.  If the Real Property is or becomes subject to any covenants, conditions or restrictions, reciprocal easement agreement, common area declaration or similar agreement, then Operating Expenses shall include all fees, costs or other expenses allocated to the Real Property under such agreement.  With respect to the costs of items included in Operating Expenses under (16) and (17), such costs shall be amortized over the useful life of such item, as reasonably determined by Landlord using sound real estate accounting principles, together with interest on the unamortized balance at a rate per annum equal to three (3) percentage points over the six-month United States Treasury bill rate in effect at the time such item is constructed or acquired, or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such item, but in either case not more than the maximum rate permitted by law at the time such item is constructed or acquired.

Operating Expenses shall not include the following: (i) depreciation on the Building or equipment or systems therein; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) interest (except as expressly provided in this Paragraph 7(a)); (v) Tax Expenses (as defined in Paragraph 7(b) below); (vi) attorneys’ fees and expenses incurred in connection with lease negotiations or disputes with prospective Building tenants, occupants or third parties or ; (vii) the cost (including any amortization thereof) of any improvements or alterations which would be properly classified as capital expenditures according to generally accepted property management practices (except to the extent expressly included in Operating Expenses pursuant to this Paragraph 7(a)); (viii) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (ix) executive salaries; (x) leasing costs (including real estate broker’s or other leasing commissions and similar fees, advertising, lease takeover or rental assumption obligations, architectural costs, engineering fees and other similar professional costs in connection with lease negotiations) and the cost of tenant improvements or tenant allowances (including any improvement allowances being made available under this Lease), rent concessions or inducements made for tenants of the Building (including permit, license and inspection fees and any other contribution by Landlord to the cost of tenant improvements) in any case in connection with leasing or attempting to lease space in the Building); (xi) costs that are otherwise expressly excluded from Operating Expenses pursuant to the express terms of this Lease; (xii) overhead and profit increments paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies or materials materially exceed the amounts normally payable for similar goods and services under similar circumstances (taking into account the market factors in effect on the date any relevant contracts were negotiated) in comparable buildings in the downtown Denver, Colorado central business district; (xiii) any expense for which Landlord is contractually entitled to be reimbursed by a tenant or other party (other than through a provision similar to the first paragraph of this Paragraph 7(a)), including, without limitation, payments for Excess Services; or (xiv) costs and expenses resulting from the gross negligence or willful misconduct of Landlord or its employees, contractors or agents.

b.                                      Tax Expenses.  Tenant shall pay to Landlord as Additional Rent under this Lease, at the times hereinafter set forth, Tenant’s Share, as specified in Paragraph 2(e) above, of the Tax Expenses (as defined below) incurred by Landlord during each calendar year (or portion thereof) during the Lease term.

The term “Tax Expenses” shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, improvement districts, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed on the Real Property, on Landlord with respect to the Real Property (including the Parking Facilities), on the act of entering into leases of space in the Real Property, on the use or occupancy of the Real Property or any part thereof, with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, on any improvements, fixtures and equipment and other personal property of Landlord located in the Real Property and used in connection with the operation of the Real Property, or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross income tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of Colorado, City and County of Denver, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Tax Expense.  Tax Expenses shall include reasonable attorneys’ and professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Tax Expenses.  If it shall not be lawful for Tenant to reimburse Landlord for any increase in Tax Expenses as defined herein, the Monthly Rent payable to Landlord prior to the imposition of such increases in Tax Expenses shall be increased to net Landlord the same net Monthly Rent after imposition of such increases in Tax Expenses as would have been received by Landlord prior to the imposition of such increases in Tax Expenses.

Tax Expenses shall not include federal, state or local income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge which would otherwise constitute a Tax Expense.

c.                                       Adjustment for Occupancy Factor; Allocation of Operating Expenses and Tax Expenses.  Notwithstanding any other provision herein to the contrary, in the event the Building is not fully occupied during any calendar year during the term, an adjustment shall be made by Landlord in computing Operating Expenses for such year that vary by occupancy so that the Operating Expenses shall be computed for such year as though the Building had been fully occupied during such year.  In addition, if any particular work or service includable in Operating Expenses is not furnished to a tenant who has undertaken to perform such work or service itself, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would have been incurred if Landlord had furnished such work or service to such tenant.  The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and expense shall not be interpreted as excluding any cost from Operating Expenses or Tax Expenses if such cost is an Operating Expense or Tax Expense pursuant to the terms of this Lease.

Landlord shall have the right to equitably allocate some or all of Operating Expenses among particular classes or groups of tenants in the Building (for example, retail tenants) to reflect Landlord’s good faith determination that measurably different amounts or types of services, work or benefits associated with Operating Expenses are being provided to or conferred upon such classes or groups.  Further, Landlord shall have the right from time to time, to equitably allocate some or all of the Operating Expenses and/or Tax Expenses among different buildings of the Project.  In such event, Landlord shall reasonably determine a method of allocating such Operating Expenses and/or Tax Expenses attributable to such other buildings of the Project to the Building and Tenant shall be responsible for paying its proportionate share of such expenses.

d.                                      Intention Regarding Expense Pass-Through.  It is the intention of Landlord and Tenant that, except as otherwise expressly provided herein, the Monthly Rent paid to Landlord throughout the term of this Lease shall be absolutely net of all Tax Expenses and Operating Expenses, and the foregoing provisions of this Paragraph 7 are intended to so provide.  Following the reconciliation at the end of the year, it is the intention of Landlord and Tenant that Landlord shall not recover from Tenant more than 100% of the costs and expenses actually incurred for Tax Expenses and Operating Expenses.

e.                                       Notice and Payment.  On or before the first day of each calendar year during the term hereof, but no later than 180 days after the first day of the calendar year, Landlord shall give to Tenant written notice of Landlord’s estimate of the Additional Rent, if any, payable by Tenant pursuant to Paragraphs 7(a) and 7(b) for such calendar year.  On or before the first day of each month during each such subsequent calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent; provided, however, that if Landlord’s notice is not given prior to the first day of any calendar year Tenant shall continue to pay Additional Rent on the basis of the prior year’s estimate until the month that is no less than ten (10) Business Days after Landlord’s notice is given.  If at any time it appears to Landlord that the Additional Rent payable under Paragraphs 7(a) and/or 7(b) will vary from Landlord’s estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon the revised estimate.  On the first monthly payment that is no less than ten (10) Business Days date after any new estimate is delivered to Tenant, Tenant shall also pay any accrued cost increases, based on such new estimate.

f.                                        Annual Accounting.  Within one hundred fifty (150) days after the close of each calendar year during the Lease term, or as soon after such one hundred fifty (150) day period as practicable, Landlord shall deliver to Tenant a statement of the Additional Rent payable under Paragraphs 7(a) and 7(b) for such year.  If the annual statement shows that Tenant’s payments of Additional Rent for such calendar year pursuant to Paragraph 7(e) above exceeded Tenant’s obligations for the calendar year, Landlord shall credit the excess to the next succeeding installments of estimated Additional Rent.  If the annual statement shows that Tenant’s payments of Additional Rent for such calendar year pursuant to Paragraph 7(e) above were less than Tenant’s obligation for the calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement.  Landlord’s annual statement shall be final and binding upon Landlord and Tenant unless either party, within one-hundred twenty (120) days after Tenant’s receipt thereof, shall contest or correct, as applicable, any item therein by giving written notice to the other, specifying each item contested or corrected, as applicable, and the reason therefor.  Landlord and Tenant shall endeavor in good faith to resolve any issues raised by Tenant with regard to Operating Expenses and Taxes Expenses covered by the annual statement and, in connection therewith, Landlord shall provide Tenant with pertinent information reasonably required for Tenant to review the contested items covered by the annual statement.  All of Tenant’s costs and expenses of any such review of an annual statement shall be paid by Tenant except that, if the review shows an aggregate overstatement of Operating Expenses of five percent (5%) or more, and Landlord’s auditors concur in such findings (or, in the absence of such concurrence, such overstatement is confirmed by a court of competent jurisdiction or such other dispute resolution mechanism as to which the parties mutually agree in writing), then Landlord shall bear all reasonable costs of the review.  Notwithstanding the foregoing, Tenant’s right to contest any portion of the annual statement shall be conditioned upon (i) Tenant having paid the total amounts billed by Landlord under this Paragraph 7 within the time stipulated in Paragraph 7(e) above and above in this Paragraph 7(f) for payment (including, without limitation, the contested amounts), such payment to be without prejudice to Tenant’s position and (ii) Tenant executing a commercially reasonable non- disclosure agreement providing for Tenant to keep confidential the information delivered to Tenant and the results of any such contest or any action taken by Landlord in response thereto.  Notwithstanding the foregoing, the Tax Expenses included in any such annual statement may be modified by any subsequent adjustment or retroactive application of Tax Expenses by the taxing authority affecting the calculation of such Tax Expenses.

g.                                       Proration for Partial Lease Year.  If this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, the Additional Rent payable by Tenant pursuant to this Paragraph 7 applicable to such partial calendar year shall be prorated on the basis that the number of days of such partial calendar year bears to three hundred sixty (360).

8.                                      Use of Premises; Compliance with Law.

a.                                      Use of Premises.  The Premises shall be used solely for general office purposes for the business of Tenant as described in Paragraph 2(g) above, ancillary office purposes thereto, and for no other use or purpose, and the Landlord represents that the Premises can be used for such purposes, subject to the terms and conditions of this Lease.

Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Project, nor bring or keep anything therein, which would in any way subject Landlord, Landlord’s agents or the holder of any Superior Interest (as defined in Paragraph 21) to any liability, increase the premium rate of or affect any fire, casualty, liability, rent or other insurance relating to the Project or any of the contents of the Building, or cause a cancellation of, or give rise to any defense by the insurer to any claim under, or conflict with, any policies for such insurance.  If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord upon demand the amount of such increase.  Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them, or use or suffer or permit the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, suffer or permit any nuisance in, on or about the Premises or the Project.  Without limiting the foregoing, no loudspeakers or other similar device which can be heard outside the Premises shall, without the prior written approval of Landlord, be used in or about the Premises.  Tenant shall not commit or suffer to be committed any waste in, to or about the Premises.  Landlord may from time to time conduct fire and life safety training for tenants of the Building, including evacuation drills and similar procedures.  Tenant agrees to participate in such activities as reasonably requested by Landlord.  Landlord shall use commercially reasonable efforts to provide Tenant with no less than five (5) Business Days advance written notice (which may be given via e-mail to Tenant’s designated office representative) of such drills and similar procedures.

Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant’s equipment and furnishings in, out or around the Premises) whose presence Tenant believes, in its reasonable discretion, is likely to give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

b.                                      Compliance with Law.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way conflict with any Legal Requirement (as defined in Paragraph 7(a)(16) above) now in force or which may hereafter be enacted.  Tenant, at its sole cost and expense, shall promptly comply with all such present and future Legal Requirements relating to the condition, use or occupancy of the Premises (unless the Premises are not in compliance with any Legal Requirement as of the Commencement Date [unless such failure is as a result of Tenant’s Construction Documents for the Tenant Improvements to comply with Legal Requirements] or the same is Landlord’s responsibility under the terms of this Lease), and shall perform all work to the Premises or other portions of the Project required to effect such compliance (or, at Landlord’s election, Landlord may perform such work and Tenant shall reimburse Landlord for the actual and reasonable costs of such work).  Notwithstanding the foregoing, however, Tenant shall not be required to perform any structural changes to the Premises or other portions of the Project unless such changes are related to or affected or triggered by (i) Tenant’s Alterations (as defined in Paragraph 9 below), (ii) Tenant’s particular use of the Premises (as opposed to Tenant’s use of the Premises for general office purposes in a normal and customary manner), (iii) Tenant’s particular employees or employment practices, or (iv) the construction of initial improvements to the Premises (although, in connection with (iv), Landlord may agree to waive this requirement after review of the Final Plans).  The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any Legal Requirement shall be conclusive of that fact as between Landlord and Tenant.  Tenant shall promptly furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises or the violation of any Legal Requirement.  Upon Landlord’s written request, Tenant shall deliver to Landlord, in form reasonably acceptable to Landlord, information relating to Tenant’s electricity consumption at the Premises or any other matter related to Tenant’s occupancy to the extent such requested information is required in order for Landlord to comply with reporting requirements imposed upon Landlord by any federal, state or local law regarding energy use or any other matter.

c.                                       Hazardous Materials.  Tenant shall not cause or permit the storage, use, generation, release, handling or disposal (collectively, “Handling”) of any Hazardous Materials (as defined below), in, on, or about the Premises or the Project by Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, “Tenant Parties”), except that Tenant shall be permitted to use normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities (“Common Office Chemicals”), provided that the Handling of such Common Office Chemicals shall comply at all times with all Legal Requirements, including Hazardous Materials Laws (as defined below).  Notwithstanding anything to the contrary contained herein, however, in no event shall Tenant permit any usage of Common Office Chemicals in a manner that may cause the Premises or the Project to be contaminated by any Hazardous Materials or in violation of any Hazardous Materials Laws.  Tenant shall promptly advise Landlord in writing of (a) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Premises; and (b) all claims made or threatened by any third party against Tenant, Landlord, the Premises or the Project relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the Premises.  Without Landlord’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on, or about the Premises.  Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and all other Indemnitees (as defined in Paragraph 14(b) below), harmless from and against all Claims (as defined in Paragraph 14(b) below), arising out of or in connection with, or otherwise relating to (i) any Handling of Hazardous Materials by any Tenant Party or Tenant’s breach of its obligations hereunder, or (ii) any removal, cleanup, or restoration work and materials necessary to return the Project or any other property of whatever nature located on the Project to their condition existing prior to the Handling of Hazardous Materials in, on or about the Premises by any Tenant Party.  Tenant’s obligations under this paragraph shall survive the expiration or other termination of this Lease.  For purposes of this Lease, “Hazardous Materials” means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB’s, CFC’s, or substances defined as “hazardous substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning any such materials or substances now or at any time hereafter in effect (collectively, “Hazardous Materials Laws”).

d.                                      Applicability of Paragraph.  The provisions of this Paragraph 8 are for the benefit of Landlord, the holder of any Superior Interest (as defined in Paragraph 21 below), and the other Indemnitees only and are not nor shall they be construed to be for the benefit of any tenant or occupant of the Building.

9.                                      Alterations and Restoration.

a.                                      Except as set forth in this Paragraph 9(a), Tenant shall not make or permit to be made any alterations, modifications, additions, decorations or improvements to the Premises, or any other work whatsoever that would directly or indirectly involve the penetration (excluding penetration to hang artwork or other lightweight items) or removal (whether permanent or temporary) of, or require access through, in, under, or above any floor, wall or ceiling, or surface or covering thereof in the Premises (collectively, “Alterations”), except as expressly provided in this Paragraph 9.  If Tenant desires any Alteration, Tenant must obtain Landlord’s prior written approval of such Alteration which shall not be unreasonably withheld, delayed, or conditioned.  Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alterations* consisting of painting (and/or other wall covering), window treatments, carpeting, flooring, installation of doors and internal windows within the Premises, and the installation of Tenant’s furniture and trade fixtures, so long as none of the foregoing require a building permit to perform and the costs with respect to the foregoing do not exceed $100,000.00 (such Alterations, the “Decorative Alterations”).  At least five (5) Business Days prior to commencing any Decorative Alterations, Tenant shall give to Landlord a notice of Tenant’s intention to perform such Decorative Alteration, which notice shall be accompanied by a reasonably detailed description of the Decorative Alterations that Tenant intends to perform.  Other than the requirement of Landlord’s consent being waived for Decorative Alterations or as otherwise expressly set forth in this Paragraph 9, Tenant shall otherwise abide by all of the provisions of this Paragraph 9 with respect to Decorative Alterations.

All Alterations shall be made at Tenant’s sole cost and expense (including the expense of complying with all present and future Legal Requirements, including those regarding asbestos, if applicable, and any other work required to be performed in other areas within or outside the Premises by reason of the Alterations).  For all Alterations other than Decorative Alterations, Tenant shall either (i) arrange for Landlord to perform the work on terms and conditions acceptable to Landlord and Tenant, each in its sole discretion or (ii) bid the project out to contractors approved by Landlord in writing in advance (which approval shall not be unreasonably withheld, conditioned or delayed).  Tenant shall provide Landlord with a copy of the information submitted to bidders at such time as the bidders receive their copy.  Regardless of the contractors who perform the work pursuant to the above, except with respect to Decorative Alterations, Tenant shall pay Landlord within ten (10) Business Days after written demand therefor prior to or during the course of such construction an amount (the “Alteration Operations Fee”) equal to five percent (5%) of the total hard cost of the Alteration (and for purposes of calculating the Alteration Operations Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) for any Alterations under $500,000 and three percent (3%) of the total hard cost of the Alteration for any Alterations over $500,00 as compensation to Landlord for Landlord’s internal review of Tenant’s Plans and general oversight of the construction (which oversight shall be solely for the benefit of Landlord and shall in no event be a substitute for Tenant’s obligation to retain such project management or other services as shall be necessary to ensure that the work is performed properly and in accordance with the requirements of this Lease).  Tenant shall also reimburse Landlord for Landlord’s expenses such as electrical energy consumed in connection with the work, freight elevator operation, additional cleaning expenses, additional security services, fees and charges paid to third party architects, engineers and other consultants for review of the work and the plans and specifications with respect thereto and to monitor contractor compliance with Building construction requirements, and for other miscellaneous costs incurred by Landlord as result of the work.

All such work shall be performed diligently and in a first-class workmanlike manner and in accordance with plans and specifications approved by Landlord, and shall comply with all Legal Requirements and Landlord’s reasonable construction standards, procedures, conditions and requirements for the Building as in effect from time to time (including Landlord’s requirements relating to insurance and contractor qualifications).  Tenant shall deliver to Landlord, within thirty (30) days following the completion of the Alterations, a copy of as-built drawings of the Alterations in a form reasonably acceptable to Landlord.  In no event shall Tenant employ any person, entity or contractor to perform work in the Premises whose presence Tenant believes, in its reasonable opinion, is likely to give rise to a labor or other disturbance in the Building.  Default by Tenant in the payment of any sums agreed to be paid by Tenant to Landlord for or in connection with an Alteration which continues beyond any applicable notice and cure periods pursuant to Paragraph 25 hereof (regardless of whether such agreement is pursuant to this Paragraph 9 or separate instrument) shall entitle Landlord to all the same remedies as for non-payment of rent hereunder.  Any Alterations, including, without limitation, moveable partitions that are affixed to the Premises (but excluding moveable, free standing partitions) and all carpeting, shall at once become part of the Building and the property of Landlord.  Tenant shall give Landlord not less than five (5) days prior written notice of the date the construction of the Alteration is to commence.  Landlord may post and record an appropriate notice of non-responsibility with respect to any Alteration, and Tenant shall maintain any such notices posted by Landlord in or on the Premises until such time as such posting is no longer required.

b.                                      At Landlord’s sole election any or all Alterations made for or by Tenant shall be removed by Tenant from the Premises at the expiration or sooner termination of this Lease and the Premises shall be restored by Tenant to their condition prior to the making of the Alterations, ordinary wear and tear and damage by casualty excepted.  The removal of the Alterations and the restoration of the Premises shall be performed by a general contractor selected by Tenant and reasonably approved by Landlord, in which event Tenant shall pay the general contractor’s fees and costs in connection with such work.  Any separate work letter or other agreement which is hereafter entered into between Landlord and Tenant pertaining to Alterations shall be deemed to automatically incorporate the terms of this Lease without the necessity for further reference thereto.  Notwithstanding the foregoing, unless Landlord states in writing at the time of giving its written consent to a proposed Alteration that all or any element of such Alteration shall be removed at the expiration or other termination of the term of this Lease, Tenant shall not be required to remove said Alteration.

10.                               Repair.  By taking possession of the Premises, Tenant agrees that the Premises are in good condition and repair subject to latent defects of which Tenant notifies Landlord in writing within one hundred eighty (180) days after taking possession.  Tenant, at Tenant’s sole cost and expense, shall keep the Premises and every part thereof (including the interior walls and ceilings of the Premises, those portions of the Building systems located within and exclusively serving the Premises, and improvements and Alterations) in good condition and repair.  It is specifically understood and agreed that, except as specifically set forth in this Lease, Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant.  Tenant hereby waives the right to make any repairs to the Premises or Real Property at Landlord’s expense.

11.                               Abandonment.  Upon the expiration or earlier termination of this Lease, or if Tenant permanently abandons or surrenders and stops paying rent for all or any part of the Premises or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall at the option of Landlord be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the reasonable and actual cost for removal and any restoration of the Premises as provided in Paragraph 9.  Landlord may charge Tenant for the storage of Tenant’s property left on the Premises at reasonable rates, or, Landlord may, at its option, store Tenant’s property in a public warehouse at Tenant’s reasonable expense.  Notwithstanding the foregoing, neither the provisions of this Paragraph 11 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant’s property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof.  Landlord’s action or inaction with regard to the provisions of this Paragraph 11 shall not be construed as a waiver of Landlord’s right to require Tenant to remove its property, restore any damage to the Premises and the Building in the condition required by the terms of this Lease caused by such removal, and make any restoration required pursuant to Paragraph 9 above.

12.                               Liens.  Tenant shall not permit any mechanic’s, materialman’s or other liens arising out of work performed at the Premises by or on behalf of Tenant to be filed against the fee of the Real Property nor against Tenant’s interest in the Premises.  Landlord shall have the right to post and keep posted on the Premises any notices which it deems necessary for protection from such liens.  If any such liens are filed, Tenant shall discharge such lien within ten (10) Business Days after Tenant receives actual knowledge thereof, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a bond reasonably acceptable to Landlord.  Landlord may, upon ten (10) Business Days’ written notice to Tenant, without waiving its rights based on such breach by Tenant and without releasing Tenant from any obligations hereunder, pay and satisfy the same and in such event the sums so paid by Landlord shall be due and payable by Tenant immediately upon demand, with interest from the date paid by Landlord through the date Tenant pays Landlord, at the Interest Rate.  Tenant agrees to indemnify, defend and hold Landlord and the other Indemnitees (as defined in Paragraph 14(b) below) harmless from and against any Claims (as defined in Paragraph 14(b) below) for mechanics’, materialmen’s or other liens in connection with any Alterations, repairs or any work performed, materials furnished or obligations incurred by or for Tenant.

13.                               Assignment and Subletting.

a.                                      Landlord’s Consent.  Landlord’s and Tenant’s agreement with regard to Tenant’s right to transfer all or part of its interest in the Premises is as expressly set forth in this Paragraph 13.  Tenant agrees that, except upon Landlord’s prior written consent, which consent shall not (subject to Landlord’s rights under Paragraph 13(d) below) be unreasonably withheld, delayed, or conditioned, neither this Lease nor all or any part of the leasehold interest created hereby shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant or Tenant’s legal representatives or successors in interest (collectively, an “assignment”) and neither the Premises nor any part thereof shall be sublet or be used or occupied for any purpose by anyone other than Tenant (collectively, a “sublease”).  Any assignment or subletting which requires but is entered into without Landlord’s prior written consent shall, at Landlord’s option, be voidable and shall constitute an Event of Default entitling Landlord to terminate this Lease and to exercise all other remedies available to Landlord under this Lease and at law.

The parties hereto agree and acknowledge that, among other circumstances for which Landlord may reasonably withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent where: (i) the assignment or subletting would increase the operating costs for the Building or the burden on the Building services, or generate additional foot traffic, elevator usage or security concerns in the Building, or create an increased probability of the comfort and/or safety of Landlord and other tenants in the Building being compromised or reduced, as reasonably determined by Landlord; (ii) the space will be used for a school or training facility (excluding internal training), an entertainment, sports or recreation facility, retail sales to the public (unless Tenant’s permitted use is retail sales), a personnel or employment agency, an office or facility of any governmental or quasi-governmental agency or authority, a place of public assembly (including without limitation a meeting center, theater or public forum), any use by or affiliation with a foreign government (including without limitation an embassy or consulate or similar office), or a facility for the provision of social, welfare or clinical health services or sleeping accommodations (whether temporary, daytime or overnight); (iii) the proposed assignee or subtenant (or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant) is a current tenant of the Building (unless Landlord does not have sufficient space within the Project for such tenant) or has negotiated with Landlord within the preceding one hundred twenty (120) days (or is currently negotiating with Landlord) to lease space in the Project; (iv) Landlord reasonably disapproves of the proposed assignee’s or subtenant’s reputation or creditworthiness; (v) Landlord determines that the character of the business that would be conducted by the proposed assignee or subtenant at the Premises, or the manner of conducting such business, would be inconsistent with the character of the Building as a first-class office building; (vi) the proposed assignee or subtenant is an entity or related to an entity with whom Landlord or any affiliate of Landlord has had adverse dealings within the two (2) year period prior to the requested assignment or sublease; (vii) the assignment or subletting may conflict with any exclusive uses granted to other tenants of the Project, or with the terms of any easement, covenant, condition or restriction, or other agreement affecting the Project; (viii) the assignment or subletting would involve a change in use from that expressly permitted under this Lease; (ix) Landlord determines, in its reasonable opinion, that the proposed assignee will be unable to perform all of Tenant’s obligations under this Lease or the proposed subtenant will be unable to perform all of its obligations under the proposed sublease or (x) as of the date Tenant requests Landlord’s consent or as of the date Landlord responds thereto, an Event of Default by Tenant under this Lease shall have occurred and be continuing.  Landlord’s foregoing rights and options shall continue throughout the entire term of this Lease.

For purposes of this Paragraph 13, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant or any subtenant or assignee; (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties through the “over-the-counter” market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred; (iii) INTENTIONALLY OMITTED; (iv) a change or conversion in the form of entity of any subtenant or assignee, or any entity controlling any of them, which has the effect of limiting the liability of any of the partners, members or other owners of such entity beyond the liability that any such partners, members or other owners of such entity had prior to the date of such change or conversion; or (v) the agreement by a third party to assume, take over, or reimburse Tenant for, any or all of Tenant’s obligations under this Lease, in order to induce Tenant to lease space with such third party.  “Control” shall mean direct or indirect ownership of fifty percent (50%) or more of all of the voting stock of a corporation or fifty percent (50%) or more of the legal or equitable interest in any other business entity, or the power to direct the operations of any entity (by equity ownership, contract or otherwise).

If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee.  If the Premises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant hereunder, collect rent from the subtenant.  In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant’s monetary obligations hereunder.

The consent by Landlord to an assignment or subletting hereunder shall not relieve Tenant or any assignee or subtenant from the requirement of obtaining Landlord’s express prior written consent to any other or further assignment or subletting.  In no event shall any subtenant be permitted to assign its sublease or to further sublet all or any portion of its subleased premises without Landlord’s prior written consent, which consent may be withheld by Landlord in its reasonable discretion.  Neither an assignment or subletting nor the collection of rent by Landlord from any person other than Tenant, nor the application of any such rent as provided in this Paragraph 13(a) shall be deemed a waiver of any of the provisions of this Paragraph 13(a) or release Tenant from its obligation to comply with the provisions of this Lease and Tenant shall remain fully and primarily liable for all of Tenant’s obligations under this Lease.  If Landlord approves of an assignment or subletting hereunder and this Lease contains any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building, such rights and/or options shall not run to the subtenant or assignee, it being agreed by the parties hereto that any such rights and options are personal to the Tenant originally named herein (and to any Affiliate to which this Lease may be assigned as provided in Paragraph 13(h) below) and may not otherwise be transferred.

b.                                      Processing Expenses.  Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting, an amount equal to the sum of (i) Landlord’s reasonable attorneys’ and other professional fees, plus (ii) the sum of One Thousand Dollars ($1,000.00) for the cost of Landlord’s administrative, accounting and clerical time (collectively, “Processing Costs”), and the amount of all direct and indirect costs and expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service).  Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord’s consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord’s estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee or subtenant taking occupancy.  Notwithstanding the foregoing, the fee for Processing Costs for a transfer to an Affiliate under Paragraph 13(h) hereof shall be the sum of Five Hundred Dollars ($500.00).

c.                                       Consideration to Landlord.  In the event of any assignment or sublease, whether or not requiring Landlord’s consent, Landlord shall be entitled to receive, as additional rent hereunder, fifty percent (50%) of any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee or subtenant for the assignment or sublease and, in the case of a sublease, fifty percent (50%) of the excess of the amount of rent paid for the sublet space by the subtenant over the amount of Monthly Rent under Paragraph 5 above, Additional Rent under Paragraph 7 above attributed to the sublet space for the corresponding month, and all reasonable and actual out-of-pocket costs incurred by Tenant for tenant improvements and/or leasing commissions incurred in connection with such subletting or assignment.  To effect the foregoing, Tenant shall deduct from the monthly amounts received by Tenant from the subtenant or assignee as rent or consideration, the Monthly Rent and Additional Rent payable by Tenant to Landlord for the subject space a portion of the reasonable and actual out-of-pocket costs incurred by Tenant for tenant improvements and/or leasing commissions incurred in connection with such subletting or assignment evenly spread across the term of the sublease or assignment, and fifty percent (50%) of the then remaining sum shall be paid promptly to Landlord by Tenant.  If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to this Paragraph 13.c., shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease.

d.                                      Procedures.  If Tenant desires to assign this Lease or any interest therein or sublet all or part of the Premises (other than in connection with a transfer to an Affiliate under Paragraph 13(h) below), Tenant shall give Landlord written notice thereof and the terms proposed (the “Sublease Notice”), which Sublease Notice shall be accompanied by Tenant’s proposed assignment or sublease agreement (in which the proposed assignee or subtenant shall be named, shall be executed by Tenant and the proposed assignee or subtenant, and which agreement shall otherwise meet the requirements of Paragraph 13(e) below), together with a current financial statement of such proposed assignee or subtenant and any other information reasonably requested by Landlord.  Landlord shall have the prior right and option (to be exercised by written notice to Tenant given within thirty (30) days after receipt of Tenant’s notice) (i) in the case of any proposed sublet, to sublet from Tenant any portion of the Premises proposed by Tenant to be sublet, for the term for which such portion is proposed to be sublet, but at the lesser of the proposed sublease rent or the same rent (including Additional Rent as provided for in Paragraph 7 above) as Tenant is required to pay to Landlord under this Lease for the same space, computed on a pro rata square footage basis; provided, however, that if the portion of the Premises proposed by Tenant to be sublet consists of space on more than one floor of the Building, Landlord may exercise (or not exercise) its sublet option under this clause (i) separately as to the proposed sublet space on each such floor, (ii) to terminate this Lease as it pertains to the portion of the Premises proposed by Tenant to be sublet or assigned; provided, however, that if the portion of the Premises proposed by Tenant to be sublet consists of space on more than one floor of the Building, Landlord may exercise (or not exercise) its termination option under this clause (ii) separately as to the proposed sublet space on each such floor, or (iii) to approve or reasonably disapprove the proposed assignment or sublease.  If Landlord exercises its option in (i) above, then Landlord may, at Landlord’s sole cost, construct improvements in the subject space and, so long as the improvements are suitable for general office purposes, Landlord shall have no obligation to restore the subject space to its original condition following the termination of the sublease (and in no event shall Tenant have any removal or restoration obligation with respect to any improvements constructed in the subject space by Landlord).  If Landlord fails to exercise any such option to sublet or to terminate, this shall not be construed as or constitute a waiver of any of the provisions of Paragraphs 13(a), (b), (c) or (d) herein.  If Landlord exercises any option to sublet or to terminate, any costs of demising the portion of the Premises affected by such subleasing or termination shall be borne by Tenant.  In addition, Landlord shall have no liability for any real estate brokerage commission(s) or with respect to any of the costs and expenses that Tenant may have incurred in connection with its proposed assignment or subletting, and Tenant agrees to indemnify, defend and hold Landlord and all other Indemnitees harmless from and against any and all Claims (as defined in Paragraph 14(b) below), including, without limitation, claims for commissions, arising from such proposed assignment or subletting.  Landlord’s foregoing rights and options shall continue throughout the entire term of this Lease.

e.                                       Documentation.  No permitted assignment or subletting by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) the assignee or subtenant may not further assign this Lease or the sublease, as applicable, or sublet the Premises or any portion thereof, without Landlord’s prior written consent (which, in the case of a further assignment proposed by an assignee of this Lease, shall not be unreasonably withheld, conditioned or delayed, subject to Landlord’s rights under the provisions of this Paragraph 13, and in the case of a subtenant’s assignment of its sublease or further subletting of its subleased premises or any portion thereof, may be withheld in Landlord’s sole and absolute discretion), (ii) the assignee or subtenant will comply with all of the provisions of this Lease, and Landlord may enforce the Lease provisions directly against such assignee or subtenant, (iii) in the case of an assignment, the assignee assumes all of Tenant’s obligations under this Lease arising on or after the date of the assignment, and (iv) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease applicable to the sublet space.  In addition to the foregoing, no assignment or sublease by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord’s consent to assignment or consent to sublease form.  The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above.  Notwithstanding the foregoing, however, no subtenant or assignee shall be permitted to occupy the Premises or any portion thereof unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of such subtenant or assignee under this Lease.

f.                                        No Merger.  Without limiting any of the provisions of this Paragraph 13, if Tenant has entered into any subleases of any portion of the Premises, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.  If Landlord does elect that such surrender or cancellation operate as an assignment of such subleases or subtenancies, Landlord shall in no way be liable for any previous act or omission by Tenant under the subleases or for the return of any deposit(s) under the subleases that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification(s) executed without Landlord’s consent or for any advance rental payment by the subtenant in excess of one month’s rent.

g.                                       Special Transfer Prohibitions.  Notwithstanding anything set forth above to the contrary, Tenant may not (a) sublet the Premises or assign this Lease to any person or entity in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the “Code”); or (b) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code.

h.                                      Affiliates.  Notwithstanding anything to the contrary in Paragraphs 13(a) and 13(d), but subject to Paragraphs 13(b), 13(c), 13(e), 13(f) and 13(g), Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant or Tenant’s parent (control being defined for such purposes as ownership of more than 50% of the equity interests in, and the power to direct the management of, the relevant entity), or to any partnership, corporation or other entity resulting from a merger, acquisition or consolidation with Tenant or Tenant’s parent, or to any person or entity which acquires all or substantially all the assets of Tenant as a going concern (including by means of a purchase of all or substantially all of Tenant’s stock) (collectively, an “Affiliate”), provided that (i) Landlord receives at least ten (10) days’ prior written notice of the assignment or subletting, together with evidence that the requirements of this Paragraph 13(g) have been met, (ii) the Affiliate’s net worth is not less than Tenant’s net worth as of the date of this Lease, (iii) except in the case of an assignment where the assignor is dissolved as a matter of law following the series of transactions of which the assignment is a part (e.g. a merger) and where such assignor makes sufficient reserves for contingent liabilities (including its obligations under this Lease) as required by applicable law, the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (iv) the Affiliate assumes (in the event of an assignment) in writing all of Tenant’s obligations under this Lease, and agrees (in the event of a sublease) that such subtenant will, at Landlord’s election, attorn directly to Landlord in the event that this Lease is terminated by Landlord for any reason, (v) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate, (vi) in the case of an assignment by means of a purchase of all or substantially all of Tenant’s stock, the essential purpose of such assignment is to transfer an active, ongoing business with substantial assets in addition to this Lease, and in the case of an assignment (by any means), or a sublease, the transaction is for legitimate business purposes unrelated to this Lease and the transaction is not a subterfuge by Tenant to avoid it obligations under this Lease or the restrictions on assignment and subletting contained herein, and (vii) in the case of a sublease, the Affiliate executes and Tenant delivers to Landlord a fully executed counterpart of Landlord’s waiver and acknowledgement form for an Affiliate sublease.

14.                               Indemnification of Landlord.

a.                                      Landlord and the holders of any Superior Interests (as defined in Paragraph 21 below) shall not be liable to Tenant and Tenant hereby waives all claims against such parties for any loss, injury or other damage to person or property in or about the Premises or the Project from any cause whatsoever, including without limitation, water leakage of any character from the roof, walls, basement, fire sprinklers, appliances, air conditioning, plumbing or other portion of the Premises or the Project, or gas, fire, explosion, falling plaster, steam, electricity, or any malfunction within the Premises or the Project, or acts of other tenants of the Building; provided, however, that, subject to Paragraph 16 below and to the provisions of Paragraph 28 below regarding exculpation of Landlord from Special Claims, the foregoing waiver shall be inapplicable to any loss, injury or damage resulting from Landlord’s or an Indemnitee’s gross negligence or willful misconduct.

b.                                      Subject to Paragraph 16 below, Tenant shall hold Landlord and the holders of any Superior Interest, and the constituent shareholders, partners or other owners thereof, and all of their agents, contractors, servants, officers, directors, employees and licensees (collectively with Landlord, the “Indemnitees”) harmless from and indemnify the Indemnitees against any and all claims, liabilities, damages, costs and expenses, including reasonable attorneys’ fees and costs incurred in defending against the same (collectively, “Claims”), to the extent arising from (a) the acts or omissions of Tenant or any other Tenant Parties (as defined in Paragraph 8(c) above) in, on or about the Project, or (b) any construction or other work undertaken by or on behalf of Tenant in, on or about the Premises, whether prior to or during the term of this Lease, or (c) any breach or Event of Default under this Lease by Tenant, or (d) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in, on or about the Premises; except to the extent such Claims are caused by the gross negligence or willful misconduct of Landlord or Indemnitees.  In case any action or proceeding be brought against any of the Indemnitees by reason of any such Claim, Tenant, upon written notice from Landlord, covenants to resist and defend at Tenant’s sole expense such action or proceeding by counsel reasonably satisfactory to Landlord.  The provisions of this Paragraph 14(b) shall survive the expiration or earlier termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or termination.

c.                                       Landlord shall hold Tenant harmless from and indemnify Tenant against any claim incurred in connection with or arising from any injury, illness, or death to any person or damage to any property to the extent (i) such injury, illness, death or damage is caused by the gross negligence or willful misconduct of Landlord or its agents or employees, and (ii) such claim is not included within the risks insured against under the insurance that Tenant is required to carry under Paragraph 15 below.  The provisions of this Paragraph 14(c) shall survive the termination of this Lease with respect to any injury, illness, death or damage occurring prior to such termination.  Notwithstanding anything to the contrary set forth in this Paragraph 14(c) or elsewhere in this Lease, in no event shall Landlord be liable for any consequential or remote damages, or for loss of or damage to artwork, currency, jewelry, bullion, securities or other property in the Premises, not in the nature of ordinary fixtures, furnishings, equipment and other property used in general business office activities and functions.  Landlord’s indemnification obligations under this Paragraph 14(c) are subject to the provisions of Paragraph 16 below.

15.                               Insurance.

a.                                      Tenant’s Insurance; Coverage Amounts.  Tenant shall, at Tenant’s expense, maintain during the term of this Lease (and, if Tenant occupies or conducts activities in or about the Premises prior to or after the term hereof, then also during such pre-term or post-term period):  (i) commercial general liability insurance including contractual liability coverage, with minimum coverages of Five Million Dollars ($5,000,000.00) per occurrence combined single limit for bodily injury and property damage, Five Million Dollars ($5,000,000.00) for products-completed operations coverage, One Hundred Thousand Dollars ($100,000.00) fire legal liability, Five Million Dollars ($5,000,000.00) for personal and advertising injury, with a Six Million Dollars ($6,000,000.00) general aggregate limit, for injuries to, or illness or death of, persons and damage to property occurring in or about the Premises or otherwise resulting from Tenant’s operations in the Building, provided that the foregoing coverage amounts may be provided through any combination of primary and umbrella/excess coverage policies; (ii) property insurance protecting Tenant against loss or damage by fire and such other risks as are insurable under then-available standard forms of “special form” (previously known as “all risk”) insurance policies (excluding earthquake and flood but including water damage and earthquake sprinkler leakage), covering Tenant’s personal property and trade fixtures in or about the Premises or the Real Property, and any above Building standard Alterations installed in the Premises by or at the request of Tenant (including those installed by Landlord at Tenant’s request, whether prior or subsequent to the commencement of the Lease term), for the full replacement value thereof without deduction for depreciation; (iii) workers’ compensation insurance in statutory limits; (iv) at least three months’ coverage for loss of business income and continuing expenses, providing protection against any peril included within the classification “special form” insurance, excluding earthquake and flood but including water damage and earthquake sprinkler leakage; and (v) if Tenant operates owned, leased or non-owned vehicles on the Real Property, comprehensive automobile liability insurance with a minimum coverage of Two Million Dollars ($2,000,000.00) per occurrence, combined single limit; provided that the foregoing coverage amount may be provided through any combination of primary and umbrella/excess coverage policies.  In no event shall any insurance maintained by Tenant hereunder or required to be maintained by Tenant hereunder be deemed to limit or satisfy Tenant’s indemnification or other obligations or liability under this Lease.  Landlord reserves the right to increase the foregoing amount of liability coverage from time to time as Landlord reasonably determines is required to adequately protect Landlord and the other parties designated by Landlord from the matters insured thereby (provided, however, that Landlord makes no representation that the limits of liability required hereunder from time to time shall be adequate to protect Tenant), and to require that Tenant cause any of its contractors, vendors, movers or other parties conducting activities in or about or occupying the Premises to obtain and maintain insurance as reasonably determined by Landlord and as to which Landlord and such other parties designated by Landlord shall be additional insureds.

b.                                      Policy Form.  Each insurance policy required pursuant to Paragraph 15.a.  above shall be issued by an insurance company authorized to do business in the State of Colorado and with a general policyholders’ rating of “A-” or better and a financial size ranking of “Class VIII” or higher in the most recent edition of Best’s Insurance Guide.  Tenant shall provide Landlord with not less than thirty (30) days’ prior written notice if an insurance policy obtained by Tenant hereunder is materially changed, cancelled or will be allowed to lapse.  If any of the above policies are subject to deductibles, the deductible amounts shall not exceed amounts approved in advance in writing by Landlord.  The liability policies and any umbrella/excess coverage policies carried pursuant to clauses (i) and (v) of Paragraph 15(a) above shall (i) name Landlord and all the other Indemnitees and any other parties designated by Landlord as additional insureds, (ii) provide that no act or omission of Tenant shall affect or limit the obligations of the insurer with respect to any other insured and (iii) provide that the policy and the coverage provided shall be primary, that Landlord, although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Landlord or the other Indemnitees by reason of acts or omissions of Tenant, and that any coverage carried by Landlord shall be noncontributory with respect to policies carried by Tenant.  The property insurance policy carried under item (ii) of Paragraph 15(a) above shall include all waiver of subrogation rights endorsements necessary to effect the provisions of Paragraph 16 below.  Each such insurance policy required of Tenant pursuant to this Paragraph 15, or a certificate thereof, shall be delivered to Landlord by Tenant on or before the effective date of such policy and thereafter Tenant shall deliver to Landlord renewal policies or certificates at least thirty (30) days prior to the expiration dates of expiring policies.  If Tenant fails to procure such insurance or to deliver such policies or certificates, Landlord may, at its option, procure the same for Tenant’s account, and the cost thereof shall be paid to Landlord by Tenant upon demand.  Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

c.                                       No Implication.  Nothing in this Paragraph 15 shall be construed as creating or implying the existence of (i) any ownership by Tenant of any fixtures, additions, Alterations, or improvements in or to the Premises or (ii) any right on Tenant’s part to make any addition, Alteration or improvement in or to the Premises.

d.                                      Landlord’s Insurance.  During the term hereof, Landlord shall keep the Building (excluding any above Building standard Alterations installed in the Premises by or at the request of Tenant (including those installed by Landlord at Tenant’s request, whether prior or subsequent to the commencement of the Lease term) insured through reputable insurance underwriters against perils covered by then-available standard forms of “special form” (previously known as “all risk”) insurance policies, as such policies are in use from time to time for comparable first-class high-rise office buildings in downtown Denver, Colorado (excluding, at Landlord’s option, perils such as earthquake, flood and other standard exclusions), with a deductible provision deemed commercially reasonable by Landlord, in an amount or amounts equal to not less than ninety percent (90%) of the full replacement value of the Building (excluding the land and the footings, foundations and installations below the basement level), or such greater percentage as shall be required to preclude Landlord from being deemed a coinsurer, without deduction for depreciation, including the costs of demolition and debris removal, or such other fire and property damage insurance as Landlord shall reasonably determine to give substantially equal or greater protection.  Throughout the term hereof, Landlord shall carry commercial general liability insurance with commercially reasonable amounts and coverage.

16.                               Mutual Waiver of Subrogation Rights.  Each party hereto hereby releases the other respective party and, in the case of Tenant as the releasing party, the other Indemnitees, and the respective partners, shareholders, agents, employees, officers, directors and authorized representatives of such released party, from any claims such releasing party may have for damage to the Building, the Premises or any of such releasing party’s fixtures, personal property, improvements and alterations in or about the Premises, the Building or the Project that is caused by or results from risks insured against under any “special form” insurance policies actually carried by such releasing party or deemed to be carried by such releasing party; provided, however, that such waiver shall be limited to the extent of the net insurance proceeds payable by the relevant insurance company with respect to such loss or damage (or in the case of deemed coverage, the net proceeds that would have been payable).  For purposes of this Paragraph 16, the parties shall be deemed to be carrying any of the insurance policies required pursuant to Paragraph 15 but not actually carried by the party, and Landlord shall also be deemed to carry standard fire and extended coverage policies on the Project.  Each party hereto shall cause each such fire and extended coverage insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party and the other released parties in connection with any matter covered by such policy.

17.                               Utilities.

a.                                      Basic Services.  Landlord shall furnish the following utilities and services (“Basic Services”) for the Premises at all times unless otherwise provided in this Paragraph 17(a):  (i) electricity for Building standard lighting and power suitable for the use of the Premises for ordinary general office purposes (of not less than five [5] watts per RSF of the Premises for convenience power and not less than one [1] watt per RSF for lighting), (ii) during the hours of 7:00 A.M. to 6 P.M. Monday through Friday and from 8 A.M. to 1 P.M. on Saturdays (“Business Hours”) on Business Days (hereinafter defined), heat, ventilation and air conditioning required in accordance with the HVAC Standards (hereinafter defined), (iii) unheated (or tempered) water for the restroom(s) in the public areas serving the Premises, (iv) elevator service to the floor(s) of the Premises by non-attended automatic elevators for general office pedestrian usage and at least one (1) elevator shall serve the Premises at all times (except in case of emergency) to permit Tenant’s employees access to the Premises, and (v) five (5) days per week (excluding public holidays), janitorial services limited to emptying and removal of general office refuse, light vacuuming as needed and window washing as reasonably determined by Landlord.  Notwithstanding the foregoing, however, Tenant may use water, heat, air conditioning, electric current, elevator and janitorial service in excess of that provided in Basic Services (“Excess Services,” which shall include without limitation any power usage other than through existing standard 110-volt AC outlets; electricity in excess of the lesser of that described in clause (i) above or clause (ii) of Paragraph 17(c) below; electricity and/or water consumed by Tenant in connection with any dedicated or supplemental heating, ventilating and/or air conditioning, computer power, telecommunications and/or other special units or systems of Tenant; chilled, heated or condenser water; or water used for any purpose other than ordinary drinking and lavatory purposes), provided that the Excess Services desired by Tenant are reasonably available to Landlord and to the Premises (it being understood that in no event shall Landlord be obligated to make available to the Premises more than the pro rata share of the capacity of any Excess Service available to the Building or the applicable floor of the Building, as the case may be), and provided further that Tenant complies with the procedures established by Landlord from time to time for requesting and paying for such Excess Services and with all other provisions of this Paragraph 17.  Tenant, upon such notice as is reasonably required by Landlord, may request HVAC service during hours other than Business Hours and shall pay for such services at Landlord’s then current rate.  Monday through Friday, except public holidays then generally observed by similar businesses in the downtown Denver, Colorado central business district, shall be referred to as “Business Days”.  Landlord reserves the right to install in the Premises or the Real Property, at Landlord’s cost, electric current and/or water meters (including, without limitation, any additional wiring, conduit or panel required therefor) to measure the electric current or water consumed by Tenant or to cause the usage to be measured by other reasonable methods (e.g., by temporary “check” meters or by survey); provided, however, that if separate metering is required due to Tenant’s Excess Services, Tenant shall be responsible for the actual and reasonable cost of installation of separate meters for Tenant’s Premises.  Landlord’s current janitorial specifications for the janitorial services Landlord shall provide for the Building and Premises are attached as Exhibit D. The attached janitorial services are subject to change from time to time during the Term without prior notice to Tenant so long as they remain consistent with janitorial services provided in similarly situated Class A office buildings in the downtown Denver, Colorado central business district, taking age, size and other relevant operating factors into account.  “HVAC Standards” shall mean (a) HVAC cooling capacity in compliance with current ASHRAE performance standards for general office use; and (b) capacity of at least one (1) ton of cooling per every 375 rentable square feet of the Premises, with the zone count for the Premises to be dictated by the Final Plans for the Premises, but in no event more than one (1) zone for each 1,500 rentable square feet of the Premises.

b.                                      Payment for Utilities and Services.  The cost of Basic Services shall be included in Operating Expenses.  In addition, Tenant shall pay to Landlord within thirty (30) days after Landlord’s written demand (i) the cost, at Landlord’s prevailing rate, of any Excess Services used by Tenant, (ii) the actual and reasonable cost of installing, operating, maintaining or repairing any meter or other device used to measure Tenant’s consumption of utilities, (iii) the actual and reasonable cost of installing, operating, maintaining or repairing any Temperature Balance Equipment (as defined in Paragraph 17(d) below) for the Premises and/or any equipment required in connection with any Excess Services requested by Tenant, and (iv) any actual and reasonable cost otherwise incurred by Landlord in keeping account of or determining any Excess Services used by Tenant.  Landlord’s failure to bill Tenant for any of the foregoing shall not waive Landlord’s right to bill Tenant for the same at a later time.

c.                                       Utility Connections.  Tenant shall not connect or use any apparatus or device in the Premises (i) using current in excess of 110 volts, or (ii) which would cause Tenant’s electrical demand load to exceed an average of two and one-half (2.5) watts per usable square foot, or (iii) which would exceed the capacity of the existing panel or transformer serving the Premises.  Tenant shall not connect with electric current (except through existing outlets in the Premises or such additional outlets as may be installed in the Premises as part of initial improvements or Alterations approved by Landlord), or water pipes, any apparatus or device for the purpose of using electrical current or water.

Landlord will not permit additional coring or channeling of the floor of the Premises in order to install new electric outlets in the Premises unless Landlord is satisfied, on the basis of such information to be supplied by Tenant at Tenant’s expense, that coring and/or channeling of the floor in order to install such additional outlets will not weaken the structure of the floor.

d.                                      Temperature Balance.  If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) the type or quantity of any lights, machines or equipment (including without limitation typical office equipment) used by Tenant in the Premises, (ii) the occupancy of such portion of the Premises by more than one person per two hundred (200) square feet of rentable area therein, (iii) an electrical load for lighting or power in excess of the limits specified in Paragraph 17(c) above, or (iv) any rearrangement of partitioning or other improvements, then, if Tenant fails to return the Premises to the temperature normally maintained in the Premises within five (5) days after written notice thereof, Landlord may install any equipment, or modify any existing equipment (including the standard air conditioning equipment) Landlord deems necessary to restore the temperature balance (such new equipment or modifications to existing equipment termed herein “Temperature Balance Equipment”), and Tenant shall reimburse Landlord for the actual and reasonable costs of such Temperature Balance Equipment.  Tenant agrees to keep closed, when necessary, draperies and/or window treatments which, because of the sun’s position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system.  Landlord shall deliver the Premises with an air volume distribution system and air handler on each floor.  Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any computer or communications rooms, machine rooms, conference rooms or other areas of high concentration of personnel or electrical usage, or any other uses other than or in excess of the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others occupying the Premises in connection therewith.

e.                                       Interruption of Services.  Landlord’s obligation to provide utilities and services for the Premises are subject to the Rules and Regulations of the Building, applicable Legal Requirements (including the rules or actions of the public utility company furnishing the utility or service), and shutdowns for maintenance and repairs, for security purposes, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, or other causes beyond the control of Landlord.  In the event of an interruption in, or failure or inability to provide any service or utility for the Premises for any reason, such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant, or entitle Tenant to any abatement or offset of Monthly Rent, Additional Rent or any other amounts due from Tenant under this Lease.  Tenant hereby waives the provisions of any applicable existing or future Legal Requirement permitting the termination of this Lease due to such interruption, failure or inability.  Notwithstanding the foregoing, if services and/or utilities are interrupted that materially prevent Tenant from being able to conduct normal business operations for a period of greater than five (5) Business Days (unless such interruption is as a result of a casualty, in which case Paragraph 26 of this Lease shall apply), Tenant, as its sole and exclusive remedy hereunder, shall receive an abatement of Monthly Rent and Additional Rent beginning with the 6th Business Day of interruption until the services and/or utilities are restored, based upon the pro rata portion of the Premises which is rendered unfit for occupancy for the permitted use and actually not used by Tenant as a result of such interruption, except to the extent such interruption is caused by Tenant, its employees, agents, contractors, invitees or licensees.

Except in the case of an emergency, the Landlord will use commercially reasonable efforts to give Tenant at least five (5) Business Days prior notice (which may be given via e-mail to Tenant’s designated office representative) if Landlord intends to interrupt any services required to be furnished by the Landlord.

f.                                        Governmental Controls.  In the event any governmental authority having jurisdiction over the Project or the Building promulgates or revises any Legal Requirement or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Project or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively, “Controls”) or in the event Landlord is required or elects to make alterations to the Project or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Project or the Building related thereto provided that in so doing Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s business operations in the Premises and, if such compliance is voluntary, such alterations shall not adversely affect Tenant’s use of the Premises or rights set forth in this Lease.  Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever (except as provided in Paragraph 17(e) above), including, but not limited to, liability for consequential damages or loss of business by Tenant.  Without limitation of any provision of Paragraph 8(b) above (entitled “Compliance with Law”), Tenant shall, upon Landlord’s written request, deliver to Landlord information that is readily available to Tenant relating to the Premises that is necessary for the Building to earn and maintain performance certifications (including, without limitation, ENERGY STAR and LEED certification), which information shall be in sufficient detail for the Building to comply with the applicable certification criteria and/or requirements, including, without limitation, those applicable to data centers and to any other particular use that is subject to special certification criteria and/or requirements.  To the extent any such information is confidential, upon Tenant’s written request, Landlord shall execute a commercially reasonable confidentiality agreement prior to Tenant’s provision thereof.

g.                                       Access.  Tenant shall have access to the Real Property, Building and Premises 24-hours per day, seven days per week, 365 days per year, subject to access procedures required by Landlord, the Building Rules and Regulations and other limitations set forth in this Lease.

18.                               Personal Property and Other Taxes.  Tenant shall pay before delinquency, any and all taxes, fees, charges or other governmental impositions levied or assessed against Landlord or Tenant (a) upon Tenant’s equipment, furniture, fixtures, improvements and other personal property (including carpeting installed by Tenant) located in the Premises, (b) by virtue of any Alterations made by Tenant to the Premises, and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.  If any such fee, charge or other governmental imposition is paid by Landlord, Tenant shall reimburse Landlord for Landlord’s payment within ten (10) after written demand therefor.

19.                               Rules and Regulations.  Tenant shall comply with the rules and regulations set forth on Exhibit B attached hereto, as such rules and regulations may be reasonably modified or amended by Landlord from time to time (the “Rules and Regulations”).  Landlord shall not be responsible to Tenant for the nonperformance or noncompliance by any other tenant or occupant of the Building of or with any of the Rules and Regulations provided that Landlord shall use reasonable efforts to enforce the Rules and Regulations against the other tenants in the Building.  In the event of any conflict between the Rules and Regulations and the balance of this Lease, the balance of this Lease shall control.

20.                               Surrender; Holding Over.

a.                                      Surrender.  Upon the expiration or other termination of this Lease, Tenant shall surrender the Premises to Landlord vacant and broom-clean, with all improvements and Alterations (except as provided below) in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove from the Premises any Alterations that Tenant is required by Landlord to remove under the provisions of this Lease and all of Tenant’s personal property (including, without limitation, all voice and data cabling) and trade fixtures.  If such removal is not completed at the expiration or other termination of this Lease, Landlord may remove the same at Tenant’s reasonable expense.  Any damage to the Premises or the Building caused by such removal by Tenant shall be repaired promptly by Tenant (including the patching or repairing of ceilings and walls) or, if Tenant fails to do so, Landlord may do so at Tenant’s reasonable expense.  The removal of Alterations from the Premises shall be governed by Paragraph 9 above.  Tenant’s obligations under this paragraph shall survive the expiration or other termination of this Lease.  Upon expiration or termination of this Lease or of Tenant’s possession, Tenant shall surrender all keys to the Premises or any other part of the Building and shall make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises.

b.                                      Holding Over.  If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease with the express written consent of Landlord, Tenant’s occupancy shall be a month-to-month tenancy at a rent agreed upon by Landlord and Tenant, but in no event less than one hundred twenty-five percent (125%) of the Monthly Rent and one hundred percent (100%) of Additional Rent payable under this Lease during the last full month prior to the date of the expiration of this Lease for the first one (1) month of any such holdover, and one hundred fifty percent (150%) of the Monthly Rent and one hundred percent (100%) of the Additional Rent Payable under this Lease during the last full month prior to the date of the expiration of this Lease for any holdover thereafter.  Except as provided in the preceding sentence, the month-to-month tenancy shall be on the terms and conditions of this Lease, except that any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building contained in this Lease shall be deemed to have terminated and shall be inapplicable thereto.  Landlord’s acceptance of rent after such holding over with Landlord’s written consent shall not result in any other tenancy or in a renewal of the original term of this Lease.  If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease without Landlord’s consent, Tenant’s continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as Monthly Rent during the holdover period an amount equal to one hundred fifty percent (150%) of the Monthly Rent and Additional Rent payable under this Lease for the last full month prior to the date of such expiration or termination for the first thirty (30) days of holdover and thereafter two hundred percent (200%) of the Monthly Rent and Additional Rent payable under this Lease for the last full month prior to the date of such expiration or termination.

c.                                       Indemnification.  Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims incurred by or asserted against Landlord and arising directly or indirectly from Tenant’s failure to timely surrender the Premises, including but not limited to (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises.

21.                               Subordination and Attornment.  This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Real Property or any interest of Landlord therein which is now existing or hereafter executed or recorded, any present or future modification, amendment or supplement to any of the foregoing, and to any advances made thereunder (any of the foregoing being a “Superior Interest”) without the necessity of any further documentation evidencing such subordination.  Notwithstanding the foregoing, Tenant shall, within ten (10) Business Days after Tenant’s receipt of Landlord’s written request, execute and deliver to Landlord a document evidencing the subordination of this Lease to a particular Superior Interest.  Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to execute and deliver any such instrument in the name of Tenant if Tenant fails to do so within such time and such failure continues for five (5) Business Days after receipt of a second request from Landlord to execute and delivery any such instrument.  If the interest of Landlord in the Real Property or the Building is transferred to any person (“Purchaser”) pursuant to or in lieu of foreclosure or other proceedings for enforcement of any Superior Interest, Tenant shall immediately attorn to the Purchaser, and this Lease shall continue in full force and effect as a direct lease between the Purchaser and Tenant on the terms and conditions set forth herein, provided that Purchaser acquires and accepts the Real Property or the Building subject to this Lease.  Upon Purchaser’s request, including any such request made by reason of the termination of this Lease as a result of such foreclosure or other proceedings, Tenant shall enter in to a new lease with Purchaser on the terms and conditions of this Lease applicable to the remainder of the term hereof.  Notwithstanding the subordination of this Lease to Superior Interests as set forth above, the holder of any Superior Interest may at any time (including as part of foreclosure or other proceedings for enforcement of such Superior Interest), upon written notice to Tenant, elect to have this Lease be prior and superior to such Superior Interest.  Landlord will use commercially reasonable efforts, at Tenant’s cost for the reasonable and actual costs therefor, to obtain a Subordination, Non-Disturbance and Attornment Agreement for the benefit of Tenant from Landlord’s current lender and any future lender on such lender’s standard form.  Notwithstanding the foregoing, if at any time during the Lease term Tenant leases and occupies ten percent (10%) or more of the Building, Landlord agrees that it shall be a condition to Tenant’s obligation to subordinate this Lease to any Superior Interest that does not exist as of the date of this Lease that such future holder provide, at Tenant’s cost, a Subordination, Non-Disturbance and Attornment Agreement for the benefit of Tenant on such lender’s standard form.

22.                               Financing Condition.  If any lender or ground lessor that intends to acquire an interest in, or holds a mortgage, ground lease or deed of trust encumbering any portion of the Project should require either the execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease and giving such lender the right to cure such default until such lender has completed foreclosure, and preventing Tenant from terminating this Lease (to the extent such termination right would otherwise be available) unless such default remains uncured after foreclosure has been completed, and/or any modification of the agreements, covenants, conditions or provisions of this Lease, then Tenant agrees that it shall, within ten (10) days after Landlord’s written request, execute and deliver such agreement and modify this Lease as required by such lender or ground lessor; provided, however, that no such modification shall affect the length of the term or increase the rent payable by Tenant under Paragraphs 5 and 7.  Tenant acknowledges and agrees that its failure to timely execute any such agreement or modification required by such lender or ground lessor may cause Landlord serious financial damage by causing the failure of a financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 below, including its right to damages caused by the loss of such financing, provided that such failure by Tenant continues for five (5) days after a second written notice the stating the following in bold, capital letters on the first page of the notice:  “MUST BE RESPONDED TO BY LANDLORD WITHIN FIVE (5) DAYS OR TENANT MAY BE SUBJECT TO SERIOUS DAMAGES.”

23.                               Entry by Landlord.  Landlord may, at any and all reasonable times, and except in the event of an emergency or to deliver regularly-scheduled janitorial or other similar services, with 24 hours’ prior notice to Tenant (which may be given orally or via e-mail to Tenant’s designated representative) enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply janitorial and any other service Landlord is required to provide hereunder, (c) show the Premises to prospective lenders, purchasers or tenants (provided that so long as no Event of Default is continuing, Landlord will not show the Premises to prospective Tenants other than during the last twelve (12) months of the term of this Lease unless Tenant reasonably consents to the same), (d) post notices of nonresponsibility, and (e) alter, improve or repair the Premises or any other portion of the Project.  In connection with any such alteration, improvement or repair, Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the work to be performed.  Subject to Paragraph 17.e, in no event shall such entry or work entitle Tenant to an abatement of rent, constitute an eviction of Tenant, constructive or otherwise, or impose upon

Landlord any liability whatsoever, including but not limited to liability for consequential damages or loss of business or profits by Tenant.  Landlord shall use good faith efforts to cause all such work to be done in such a manner as to cause as little interference to Tenant as reasonably possible without incurring additional, material expense.  Landlord shall at all times retain a key with which to unlock all of the doors in the Premises, except Tenant’s vaults and safes.  If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises and any such entry to the Premises shall not constitute a forcible or unlawful entry into the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises, or any portion thereof.

24.                               Insolvency or Bankruptcy.  The occurrence of any of the following shall constitute an Event of Default under Paragraph 25 below:

a.                                      Tenant ceases doing business as a going concern, makes an assignment for the benefit of creditors, is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of such petition) seeking for Tenant any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any state or federal bankruptcy or other law, or Tenant consents to or acquiesces in the appointment, pursuant to any state or federal bankruptcy or other law, of a trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant’s assets; or

b.                                      Tenant fails within sixty (60) days after the commencement of any proceedings against Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any state or federal bankruptcy or other Legal Requirement, to have such proceedings dismissed, or Tenant fails, within sixty (60) days after an appointment pursuant to any state or federal bankruptcy or other Legal Requirement without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated; or

c.                                       Tenant is unable, or admits in writing its inability, to pay its debts as they mature; or

d.                                      Tenant gives notice to any governmental body of its insolvency or pending insolvency, or of its suspension or pending suspension of operations.

In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy, insolvency or reorganization proceedings, nor shall any rights or privileges hereunder be an asset of Tenant, the trustee, debtor-in-possession, or the debtor’s estate in any bankruptcy, insolvency or reorganization proceedings.

25.                               Default and Remedies.

a.                                      Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

1.                                      Tenant fails to pay when due Monthly Rent, Additional Rent or any other rent due hereunder; provided, however, that with respect to the first two (2) such failures in any calendar year, such failure shall not constitute an Event of Default hereunder unless such failure shall continue for five (5) Business Days after written notice to Tenant.

2.                                      Intentionally omitted; or

3.                                      Tenant fails to deliver any estoppel certificate pursuant to Paragraph 29 below, subordination agreement pursuant to Paragraph 21 above, or document required pursuant to Paragraph 22 above, within the applicable period set forth therein and such failure continues beyond two (2) additional Business Days after receipt of additional written notice to Tenant stating in bold all capital letters SECOND AND FINAL NOTICE BEFORE EVENT OF DEFAULT; or

4.                                      Tenant violates the bankruptcy and insolvency provisions of Paragraph 24 above; or

5.                                      Tenant makes or has made or furnishes or has furnished any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement made by Tenant for the benefit of Landlord, which is or was false or misleading in any material respect when made or furnished; or

6.                                      Tenant assigns this Lease or subleases any portion of the Premises in violation of Paragraph 13 above and fails to cure within five (5) Business Days following written notice thereof; or

7.                                      [Intentionally omitted]; or

8.                                      A default by Tenant occurs under any other lease between Tenant and Landlord within the Project, and Tenant fails to cure such default within the applicable period set forth therein; or

9.                                      Tenant fails to comply with any other provision of this Lease in the manner and within the time required, and such failure shall continue for thirty (30) days after written notice to Tenant (or, if the failure cannot reasonably be cured within such period, such additional time, not to exceed an additional thirty (30) days, provided that Tenant commences action within such thirty (30)-day period and proceeds diligently thereafter to cure such failure).

b.                                      Remedies.  Upon the occurrence of an Event of Default Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

1.                                      Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant.  Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including, but not limited to, its re- entry into the Premises, its efforts to re-let the Premises, its re-letting of the Premises for Tenant’s account, its storage of Tenant’s personal property and trade fixtures, its acceptance of keys to the Premises from Tenant, its appointment of a receiver, or its exercise of any other rights and remedies under this Paragraph 25 or otherwise at law, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises.

In the alternative, Landlord may, by written notice to Tenant, terminate this Lease.  If Landlord elects to terminate the Lease, the term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice.

2.                                      Upon Landlord’s termination in writing of Tenant’s right of possession of the Premises or Landlord’s termination in writing of this Lease, Landlord shall be entitled to recover damages from Tenant as provided under this Lease, pursuant to applicable law or any other applicable existing or future Legal Requirement providing for recovery of damages for such breach, including but not limited to the following:

(i)                                     The reasonable cost of recovering the Premises; plus

(ii)                                  The reasonable cost of removing Tenant’s Alterations, trade fixtures and improvements; plus

(iii)                               All unpaid rent due or earned hereunder prior to the date of termination, less the proceeds of any reletting or any rental received from subtenants prior to the date of termination applied as provided in Paragraph 25.b.2.  below, together with interest at the Interest Rate, on such sums from the date such rent is due and payable until the date of the award of damages; plus

(iv)                              The amount by which the rent which would be payable by Tenant hereunder, including Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord, from the date of termination until the date of the award of damages, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, together with interest at the Interest Rate on such sums from the date such rent is due and payable until the date of the award of damages; plus

(v)                                 The amount by which the rent which would be payable by Tenant hereunder, including Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord, for the remainder of the then term, after the date of the award of damages exceeds the amount such rental loss as Tenant proves could have been reasonably avoided, discounted at the rate of the Wall Street Journal prime rate at the time of the award plus one percent (1%); plus

(vi)                              Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law, including without limitation any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

3.                                      After the occurrence of an Event of Default, Landlord may enter the Premises without terminating this Lease and sublet all or any part of the Premises for Tenant’s account to any person, for such term (which may be a period beyond the remaining term of this Lease), at such rents and on such other terms and conditions as Landlord deems advisable.  In the event of any such subletting, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, preserving, altering and preparing the Premises for subletting, the other costs of subletting, including but not limited to brokers’ commissions, attorneys’ fees and expenses of removal of Tenant’s personal property, trade fixtures and Alterations; (ii) second, to the payment of rent then due and payable hereunder; (iii) third, to the payment of future rent as the same may become due and payable hereunder; (iv) fourth, the balance, if any, shall be paid to Tenant upon (but not before) expiration of the term of this Lease.  If the rents received by Landlord from such subletting, after application as provided above, are insufficient in any month to pay the rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand.  Notwithstanding any such subletting for Tenant’s account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease by virtue of a previous Event of Default.

During the continuance of an Event of Default, for so long as Landlord does not terminate Tenant’s right to possession of the Premises and subject to Paragraph 13, entitled Assignment and Subletting, and the options granted to Landlord thereunder, Landlord shall not unreasonably withhold, condition or delay its consent to an assignment or sublease of Tenant’s interest in the Premises or in this Lease.

4.                                      During the continuance of an Event of Default, Landlord may enter the Premises without terminating this Lease and remove all Tenant’s personal property, Alterations and trade fixtures from the Premises and store them at Tenant’s risk and expense if it may do so without disturbing the peace.  If Landlord removes such property from the Premises and stores it at Tenant’s risk and expense, and if Tenant fails to pay the cost of such removal and storage after written demand therefor and/or to pay any rent then due, then after the property has been stored for a period of thirty (30) days or more Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord deems commercially reasonable following reasonable notice to Tenant of the time and place of such sale.  The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, the preparation for and the conducting of such sale, and for attorneys’ fees and other legal expenses incurred by Landlord in connection therewith, and the balance shall be applied as provided in Paragraph 25(b)(2) above.

Tenant hereby waives all claims for damages that may be caused by Landlord’s reentering and taking possession of the Premises or removing and storing Tenant’s personal property pursuant to this Paragraph 25, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims resulting from any such act except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees, agent or contractors.  No reentry by Landlord shall constitute or be construed as a forcible entry by Landlord so long as Landlord complies with all applicable laws in connection with such reentry.

5.                                      Landlord may require Tenant to remove any and all Alterations from the Premises that Tenant is required by Landlord to remove under the provisions of this Lease or, if Tenant fails to do so within ten (10) days after Landlord’s written request, Landlord may do so at Tenant’s expense.

6.                                      Landlord may cure the Event of Default at Tenant’s expense, it being understood that such performance shall not waive or cure the subject Event of Default.  If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.  Any amount due Landlord under this subsection shall constitute additional rent hereunder.

7.                                      Except as provided in Paragraph 23(b) and (c) and Paragraph 8(c), in no other event shall Tenant be liable for indirect, consequential, special, or punitive damages, and except as provided above, Landlord expressly waives any right or claim to or for indirect, consequential, special, or punitive damages from Tenant.

c.                                       Waiver of Redemption.  Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future Legal Requirement to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

d.                                      Landlord’s Lien.  Intentionally omitted.

e.                                       Landlord’s Duty to Mitigate.  Notwithstanding anything to the contrary herein contained, if there shall occur an Event of Default and Landlord shall seek to exercise its remedies, Landlord shall use commercially reasonable efforts to mitigate any damages caused by such Event of Default, such efforts to include using commercially reasonable efforts to re-let the Premises.

26.                               Damage or Destruction.

If all or any part of the Premises or any material portion of the balance of the Real Property is damaged by fire or other casualty or becomes inaccessible, Landlord shall, as soon as reasonably practicable thereafter but no later than sixty (60) days of the date of the damage, give Tenant written notice of Landlord’s reasonable estimate of the time required from the date of the damage to repair the damage (the “Damage Estimate”).  Landlord shall use commercially reasonable efforts to diligently proceed to repair the damage and this Lease shall remain in full force and effect if (i) the damage is caused by a peril covered by Landlord’s insurance (or required under this Lease to be covered by Landlord’s insurance), the proceeds from such insurance are sufficient (without considering any deductible amounts) to repair the damage (an “Insured Casualty”), and the Damage Estimate is one hundred eighty (180) days or less, or (ii) the damage is caused by a peril not covered (and not required to be covered) by Landlord’s insurance or the proceeds from Landlord’s insurance are not sufficient (without considering any deductible amounts) to repair the damage (an “Uninsured Casualty”), and the Damage Estimate is ninety (90) days or less.  If the Damage Estimate is more than one hundred eighty (180) days, in the case of an Insured Casualty, or more than ninety (90) days, in the case of an Uninsured Casualty, Landlord, at its option exercised by written notice to Tenant as soon as reasonably practicable but no later than sixty (60) days of the date of the damage, shall either (a) diligently proceed to repair the damage, in which event this Lease shall continue in full force and effect, or (b) terminate this Lease as of the date specified by Landlord in the notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given, and this Lease shall terminate on the date specified in the notice.  If neither Landlord nor Tenant elect to termination this Lease in accordance with this Paragraph, then Landlord shall repair the Premises to its condition immediately prior to the fire or other casualty, subject to the provisions contained in the following sentences.  Notwithstanding the foregoing, Landlord shall not be obligated to repair or replace any of Tenant’s movable furniture, equipment, trade fixtures, and other personal property, nor any above Building standard Alterations installed in the Premises by or at the request of Tenant (including those installed by Landlord at Tenant’s request, whether prior or subsequent to the commencement of the Lease term), and no damage to any of the foregoing shall entitle Tenant to any abatement, and Tenant shall, at Tenant’s sole cost and expense, repair and replace such items.  All such repair and replacement of above Building standard Alterations by Tenant shall be constructed in accordance with Paragraph 9 above regarding Alterations.

If the damage is to the Premises or if the Building is so damaged that access to or use and occupancy of the Premises is materially impaired, the Damage Estimate is more than one hundred eighty (180) days, and Landlord does not give notice terminating this Lease within the sixty (60) day period provided above, then Tenant may give notice to Landlord, within fifteen (15) calendar days after the expiration of the aforesaid sixty (60) day period, terminating this Lease as of the date specified in Tenant’s termination notice, which date shall not be before the date of such notice or more than thirty (30) days after the date of Tenant’s termination notice.  If this Lease was not terminated pursuant to the above and Landlord is required by the terms hereof to repair the subject damages, then, if Landlord does not complete the repairs by the date that is one hundred eighty (180) days following the date of the damage (such period to be extended by any delays directly caused by Tenant or its agents), then Tenant may terminate this Lease by providing Landlord with written notice of such termination at any time prior to the date the repairs are completed, which written notice shall specify the termination date, which termination date shall not be before the date of such notice nor more than thirty (30) days after the date of such notice.

Notwithstanding anything to contrary contained in this Paragraph 26, if the initial Damage Estimate is more than ninety (90) days, and the date on which Landlord reasonably anticipates the repairs of such damage will be completed is during the last twelve (12) months of the Lease term, Landlord and Tenant shall each have the option to terminate this Lease by giving written notice to the other, in the case of Landlord together with the Damage Estimate, or, in the case of Tenant, within thirty (30) days of Tenant’s receipt of the Damage Estimate, and this Lease shall terminate as of the date specified by the party in its termination notice, which date shall not be before the date of such notice or more than thirty (30) days after the date of such notice.

Notwithstanding anything to the contrary in this Paragraph 26, if damage which would otherwise lead to a right to terminate this Lease results from the willful misconduct of Landlord or Tenant, the party from whose misconduct such damage results shall have no right to terminate this Lease.  In the event all or a portion of the Premises is not tenantable and Tenant is not able to occupy all or a portion of the Premises, Monthly Rent and Additional Rent for the portion of the Premises Tenant does not occupy shall abate during such time period.

27.                               Eminent Domain.

a.                                      If all or any part of the Premises is taken by any public or quasi-public authority under the power of eminent domain, or any agreement in lieu thereof (a “taking”), this Lease shall terminate as to the portion of the Premises taken effective as of the date of taking.  If only a portion of the

Premises is taken, Landlord or Tenant may terminate this Lease as to the remainder of the Premises upon written notice to the other party within ninety (90) days after the taking; provided, however, that Tenant’s right to terminate this Lease is conditioned upon the remaining portion of the Premises being of such size or configuration that such remaining portion of the Premises is unusable or uneconomical for Tenant’s business.  Landlord shall be entitled to all compensation, damages, income, rent awards and interest thereon whatsoever which may be paid or made in connection with any taking and Tenant shall have no claim against Landlord or any governmental authority for the value of any unexpired term of this Lease or of any of the improvements or Alterations in the Premises; provided, however, that the foregoing shall not prohibit Tenant from prosecuting a separate claim against the taking authority for an amount separately designated for Tenant’s relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, trade fixtures, Alterations or other improvements paid for by Tenant so long as any award to Tenant will not reduce the award to Landlord.

In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Monthly Rent and Additional Rent under Paragraphs 5 and 7 hereunder shall be equitably reduced.  If all or any material part of the Real Property other than the Premises is taken, Landlord may terminate this Lease upon written notice to Tenant given within ninety (90) days after the date of taking.

b.                                      Notwithstanding the foregoing, if all or any portion of the Premises is taken for a period of time of one (1) year or less ending prior to the end of the term of this Lease, this Lease shall remain in full force and effect and Tenant shall continue to pay all rent and to perform all of its obligations under this Lease; provided, however, that Tenant shall be entitled to all compensation, damages, income, rent awards and interest thereon that is paid or made in connection with such temporary taking of the Premises (or portion thereof), except that any such compensation in excess of the rent or other amounts payable to Landlord hereunder shall be promptly paid over to Landlord as received.  Landlord and Tenant each hereby waive the provisions of any applicable existing or future Legal Requirement providing for, or allowing either party to petition the courts of the state in which the Real Property is located for, a termination of this Lease upon a partial taking of the Premises and/or the Building.

28.                               Landlord’s Liability; Sale of Building.  The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Real Property at the time in question.  Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Real Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners, members, or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner, member or other owner, on account of any of Landlord’s obligations or actions under this Lease.  In addition, in the event of any conveyance of title to the Real Property, then the grantor or transferor shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance.  In no event shall Landlord be deemed to be in default under this Lease unless Landlord fails to perform its obligations under this Lease, Tenant delivers to Landlord written notice specifying the nature of Landlord’s alleged default, and Landlord fails to cure such default within thirty (30) days following receipt of such notice (or, if the default cannot reasonably be cured within such period, to commence action within such thirty (30)-day period and proceed diligently thereafter to cure such default.  Upon any conveyance of title to the Real Property, the grantee or transferee shall be deemed to have assumed Landlord’s obligations to be performed under this Lease from and after the date of such conveyance, subject to the limitations on liability set forth above in this Paragraph 28.  If Tenant provides Landlord with any security for Tenant’s performance of its obligations hereunder, Landlord shall transfer such security to the grantee or transferee of Landlord’s interest in the Real Property, and upon such transfer Landlord shall be released from any further responsibility or liability for such security.  Any claim, defense or other right of Tenant arising in connection with this Lease shall be barred unless Tenant files an action or interposes a defense based thereon within one hundred eighty (180) days after the date of the alleged event on which Tenant is basing its claim, defense or right.  Notwithstanding any other provision of this Lease, but not in limitation of the provisions of Paragraph 14(a) above, Landlord shall not be liable for any consequential damages or interruption (except as provided in Paragraph 17(e) or loss of business, income or profits, or claims of constructive eviction, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions (all of the foregoing, collectively, “Special Claims”).  Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners, members, or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner, member or other owner.

29.                               Estoppel Certificates.  At any time and from time to time, upon not less than ten (10) Business Days’ prior notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement certifying the commencement date of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of each such modification), that Landlord is not in default under this Lease (or, if Landlord is in default, specifying the nature of such default), that Tenant is not in default under this Lease (or, if Tenant is in default, specifying the nature of such default), the current amounts of and the dates to which the Monthly Rent and Additional Rent has been paid, and setting forth such other matters as may be reasonably requested by Landlord.  Any such statement may be conclusively relied upon by a prospective purchaser of the Real Property or by a lender obtaining a lien on the Real Property as security.  If Tenant fails to deliver such statement within the time required hereunder, such failure shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance of its obligations hereunder, (iii) not more than one month’s installment of Monthly Rent has been paid in advance, and (iv) any other statements of fact included by Landlord in such statement are correct.  Tenant acknowledges and agrees that its failure to execute such certificate may cause Landlord serious financial damage by causing the failure of a sale or financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 above, including its right to damages caused by the loss of such sale or financing.

30.                               Right of Landlord to Perform.  If Tenant fails to make any payment required hereunder (other than Monthly Rent and Additional Rent) or fails to perform any other of its obligations hereunder, Landlord may, but shall not be obliged to, and without waiving any default of Tenant or releasing Tenant from any obligations to Landlord hereunder, make any such payment or perform any other such obligation on Tenant’s behalf.  Tenant shall pay to Landlord, within ten (10) Business Days of Landlord’s written demand therefor, one hundred ten percent (110%) of all reasonable and actual sums so paid by Landlord and all necessary incidental costs incurred by Landlord in connection with the performance by Landlord of an obligation of Tenant.  If such sum is not paid by Tenant within the required ten (10) Business Day period, interest shall accrue on such sum at the Interest Rate from the end of such ten (10) Business Day period until paid by Tenant.  Further, Tenant’s failure to make such payment within such ten (10) Business Day period shall entitle Landlord to the same rights and remedies provided Landlord in the event of non-payment of rent.

31.                               Late Charge; Late Payments.  Tenant acknowledges that late payment of any installment of Monthly Rent or Additional Rent or any other amount required under this Lease will cause Landlord to incur costs not contemplated by this Lease and that the exact amount of such costs would be extremely difficult and impracticable to fix.  Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Real Property and the loss of the use of the delinquent funds.  Therefore, if any installment of Monthly Rent or Additional Rent or any other amount due from Tenant is not received when due, Tenant shall pay to Landlord on demand, on account of the delinquent payment, an additional sum equal to the greater of (i) five percent (5%) of the overdue amount, or (ii) One Hundred Dollars ($100.00), which additional sum represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant.  Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising its right to collect interest as provided above, rent, or any other damages, or from exercising any of the other rights and remedies available to Landlord.  Notwithstanding the foregoing, on the first occasion during any calendar year of the Term, Landlord shall give Tenant notice of such late payment and Tenant shall have a period of five (5) days thereafter in which to make such payment before any late charge or interest (pursuant to Paragraph 5(c)) is assessed, but, after the first such occasion during any calendar year of the Term, such late charge shall be due and payable without such prior notice.

Following the occurrence of three instances in any twelve (12) month period of Tenant’s payment of Monthly Rent and/or Additional Rent more than ten (10) days late, Landlord may, upon written notice to Tenant and without prejudice to any other rights or remedies available to Landlord, (i) require that all remaining installments of Monthly Rent and monthly payments of Additional Rent be payable one month in advance and/or (ii) require that Tenant increase the amount of the Security Deposit (if any) by an amount equal to one (1) month’s Rent.

32.                               Attorneys’ Fees; Waiver of Jury Trial.  In the event of any action or proceeding between Landlord and Tenant (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) to enforce any provision of this Lease, the losing party shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in such action and in any appeal in connection therewith by such prevailing party.  The “prevailing party” will be determined by the court before whom the action was brought based upon an assessment of which party’s major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision.  Notwithstanding the foregoing, however, Landlord shall be deemed the prevailing party in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default of Tenant hereunder if (i) judgment is entered in favor of Landlord, or (ii) prior to trial or judgment Tenant pays all or any portion of the rent claimed by Landlord, vacates the Premises, or otherwise cures the default claimed by Landlord.

If Landlord becomes involved in any litigation or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant or any Tenant Party, Tenant agrees to pay Landlord’s reasonable attorneys’ fees and other costs incurred in connection with the litigation or dispute, regardless of whether a lawsuit is actually filed.

IF ANY ACTION OR PROCEEDING BETWEEN LANDLORD AND TENANT TO ENFORCE THE PROVISIONS OF THIS LEASE (INCLUDING AN ACTION OR PROCEEDING BETWEEN LANDLORD AND THE TRUSTEE OR DEBTOR IN POSSESSION WHILE TENANT IS A DEBTOR IN A PROCEEDING UNDER ANY BANKRUPTCY LAW) PROCEEDS TO TRIAL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY IN SUCH TRIAL. Landlord and Tenant agree that this paragraph constitutes a written consent to waiver of trial by jury and each party does hereby authorize and empower the other party to file this paragraph and/or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

33.                               Waiver.  No provisions of this Lease shall be deemed waived by either Landlord or Tenant unless such waiver is in a writing signed by the waiving party.  The waiver by Landlord or Tenant of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.  No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver.  Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

34.                               Notices.  All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing.  All notices and demands by Landlord to Tenant shall be delivered personally or sent by United States mail, postage prepaid, or by any reputable overnight or same-day courier, addressed to Tenant at the Premises, or to such other place as Tenant may from time to time designate by notice to Landlord hereunder; provided, however, that prior to the Commencement Date, notices to Tenant shall be addressed to Tenant at 8201 Corporate Drive, Suite 900, Landover, MD 20785.  A copy of all notices to Tenant shall also be provided to Cooley LLP, 11951 Freedom Drive, Suite 1500, Reston, Virginia 20190.  All notices and demands by Tenant to Landlord shall be sent by United States mail, postage prepaid, or by any reputable overnight or same- day courier, addressed to Landlord in care of Shorenstein Properties LLC, 235 Montgomery Street, 16th floor, San Francisco, California 94104, Attn: Corporate Secretary, with a copy to the management office of the Building, or to such other place as Landlord may from time to time designate by notice to Tenant hereunder.  Notices delivered personally or sent same-day courier will be effective immediately upon delivery to the addressee at the designated address; notices sent by overnight courier will be effective one (1) Business Day after acceptance by the service for delivery; notices sent by mail will be effective two (2) Business Days after mailing.  In the event that either Landlord or Tenant requests multiple notices hereunder, Landlord or Tenant, as applicable will be bound by such notice from the earlier of the effective times of the multiple notices.

35.                               Notice of Surrender.  Intentionally Omitted.

36.                               Defined Terms and Marginal Headings.  When required by the context of this Lease, the singular includes the plural.  If more than one person or entity signs this Lease as Tenant, the obligations hereunder imposed upon Tenant shall be joint and several, and the act of, written notice to or from, refund to, or signature of, any Tenant signatory to this Lease (including, without limitation, modifications of this Lease made by fewer than all such Tenant signatories) shall bind every other Tenant signatory as though every other Tenant signatory had so acted, or received or given the written notice or refund, or signed.  The headings and titles to the paragraphs of this Lease are for convenience only and are not to be used to interpret or construe this Lease.  Wherever the term “including” or “includes” is used in this Lease it shall be construed as if followed by the phrase “without limitation.” Whenever in this Lease a right, option or privilege of Tenant is conditioned upon Tenant (or any affiliate thereof or successor thereto) being in “occupancy” of a specified portion or percentage of the Premises, for such purposes “occupancy” shall mean Tenant’s (or such affiliate’s or successor’s) physical occupancy of the space for the conduct of such party’s business, and shall not include any space that is subject to a sublease or that has been vacated by such party, other than a vacation of the space as reasonably necessary in connection with the performance of approved Alterations or by reason of a fire or other casualty or a taking.  The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party simply because one party was the drafter thereof.

37.                               Time and Applicable Law.  Time is of the essence of this Lease and of each and all of its provisions, except as to the conditions relating to the delivery of possession of the Premises to Tenant, but Landlord shall use commercially reasonable efforts to cause the Premises to be delivered on the dates set forth herein.  This Lease shall be governed by and construed in accordance with the laws of the State of Colorado, and the venue of any action or proceeding under this Lease shall be the City and County of Denver, Colorado.

38.                               Successors.  Subject to the provisions of Paragraphs 13 and 28 above, the covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, executors, administrators and assigns.

39.                               Entire Agreement; Modifications.  This Lease (including any exhibit, rider or attachment hereto) constitutes the entire agreement between Landlord and Tenant with respect to Tenant’s lease of the Premises.  No provision of this Lease may be amended or otherwise modified except by an agreement in writing signed by the parties hereto.  Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Real Property or this Lease except as expressly set forth herein, including without limitation any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose, nor has Landlord or its agents agreed to undertake any alterations or construct any improvements to the Premises except those, if any, expressly provided in this Lease, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.  Neither this Lease nor any memorandum hereof shall be recorded by Tenant.

40.                               Light and Air.  Tenant agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent hereunder, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

41.                               Name of Building.  Tenant shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises without the written consent of Landlord.  Landlord reserves the right to change the name of the Building at any time in its sole discretion by written notice to Tenant and Landlord shall not be liable to Tenant for any loss, cost or expense on account of any such change of name.

42.                               Severability.  If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

43.                               Authority.  If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Lease on behalf of Tenant, hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Real Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

44.                               No Offer.  Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

45.                               Real Estate Brokers.  Tenant represents and warrants that it has negotiated this Lease directly with the real estate broker(s) identified in Paragraph 2 and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Lease.  Landlord and Tenant shall each indemnify, defend and hold the other harmless from and against any and all Claims by any real estate broker or salesman other than the real estate broker(s) identified in Paragraph 2 for a commission, finder’s fee or other compensation as a result of the parties entering into this Lease.  Landlord shall pay the broker(s) identified in Paragraph 2 a market commission in accordance with the terms of a separate agreement.

46.                               Consents and Approvals.  Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its sole but reasonable discretion in granting or withholding such consent or approval or in making such judgment or determination unless the provision providing for such consent, approval, judgment or determination specifies the standards under which Landlord may withhold its consent.  Whenever Tenant requests Landlord to take any action or give any consent or approval, Landlord must first notify Tenant that it anticipates costs shall be incurred related to such request and if Tenant directs Landlord to nevertheless proceed, Tenant shall reimburse Landlord for all of Landlord’s reasonable costs and actual incurred in reviewing the proposed action or consent (whether or not Landlord consents to any such proposed action), including without limitation reasonable attorneys’ or consultants’ fees and expenses, within ten (10) days after Landlord’s delivery to Tenant of a statement of such costs.  If it is determined that Landlord failed to give its consent or approval where it was required to do so under this Lease, Tenant’s sole remedy will be an order of specific performance or mandatory injunction of the Landlord’s agreement to give its consent or approval.  The review and/or approval by Landlord of any item shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use.  Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Real Property, and neither Tenant nor any Tenant Party nor any person or entity claiming by, through or under Tenant, nor any other third party shall have any rights hereunder by virtue of such review and/or approval by Landlord.

47.                               Reserved Rights.  Landlord retains and shall have the rights set forth below, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for rent abatement:

a.                                      To grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided that such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted herein.

b.                                      To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and facilities and other tenancies and premises in the Project and to create additional rentable areas through use or enclosure of common areas.

c.                                       If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, in its sole and absolute discretion, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Operating Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project.  Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease; provided, however, in the exercise of its rights pursuant to this Section 47, in no event shall Tenant’s ability to utilize the Premises for the Permitted Use hereunder be impaired, and if any such agreements conflict with an express obligation of Landlord under this Lease or an express right of Tenant under this Lease, the provisions of this Lease shall control.

48.                               Financial Statements.  At any time during the Lease term, within ten (10) Business Days after Landlord’s request, Tenant shall furnish to Landlord copies of Tenant’s most recent audited financial statements.  Upon Tenant’s written request, Landlord will enter into a commercially reasonable confidentiality agreement with respect to any such financial statements.  Notwithstanding the foregoing, if Tenant is a company which is publicly traded on a nationally-recognized securities exchange and has publicly available financial information, Tenant will be deemed to have complied with the provisions of this Paragraph 48 if it notifies Tenant of where such information can be located.

49.                               Substitution of Premises.  Intentionally omitted.

50.                               Nondisclosure of Lease Terms.  Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants.  Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent, except to any to consultants, counsel or brokers of Tenant or to accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or sublessee of the Premises, or to an entity or person to whom disclosure is reasonably required for the operation of the Tenant or required by applicable law or in connection with any action brought to enforce this Lease.

51.                               Signage Rights.

a.                                      Prohibitions.  Except to the extent expressly provided in this Paragraph 51, Tenant shall not (i) place or install (or permit to be placed or installed by any Tenant Party) any signs, advertisements, logos, identifying materials, pictures or names of any type on the roof, exterior areas or common areas of the Building or the Project or in any area of the Building, Premises or Project which is visible from the exterior of the Building or outside of the Premises or (ii) place or install (or permit to be placed or installed by any Tenant Party) in or about any portion of the Premises any window covering (even if behind Building standard window coverings) or any other material visible from outside of the Premises or from the exterior of the Building.

b.                                      Interior Signage and Directories.

1.                                      Subject to compliance with applicable Legal Requirements, the Building signage criteria and Landlord’s prior written consent, (x) in the case where Tenant occupies an entire floor in the Building, Tenant may place in any portion of such floor which is not visible from the exterior of the Building such identification signage as Tenant shall desire and (y) in the case where Tenant occupies less than an entire floor in the Building, directional signage on the floor and signage at the entrance to the Premises shall be in accordance with the Building’s signage program with all signage to be at Tenant’s cost.  All signage described in this Paragraph 52 shall be treated as Tenant’s personal property under the provisions of Paragraph 20(a) above with respect to Tenant’s obligations at the expiration or early termination of this Lease.

2.                                      Tenant shall be entitled to Tenant’s proportionate share of the tenant directory board or monitor located in the main lobby of the Building.  To the extent Landlord incurs a cost in adding Tenant’s names onto the directory, Tenant shall reimburse Landlord for such costs.

c.                                       Monument Signage.  During the Lease term, but only so long as (i) Tenant occupies at least seventy-five percent (75%) of the Premises then leased hereunder and (ii) Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure period, Landlord agrees to install, display and maintain, at Tenant’s sole expense, signage identifying Tenant’s name (the “Monument Signage”) on the monument sign located on Stout Street.  The signage rights granted herein are personal to the specific party originally identified as the “Tenant” under the Lease and may not be transferred, shared or assigned in whole or in part to any assignee, subtenant or other tenant in the Building; provided, however that in the event that Tenant assigns this Lease to an Affiliate pursuant to Paragraph 13(h) hereof, Landlord agrees it will not unreasonably withhold its consent to transfer of the Monument Signage rights to such Affiliate.  The location, size, material, construction and design of the Monument Signage shall be subject to the prior written approval of Landlord, in its sole discretion and compliance with applicable laws.  Upon the Expiration Date or earlier termination of Tenant’s right to maintain the Monument Signage, Tenant shall pay Landlord all expenses incurred in connection with the removal and disposition of the Monument Signage and the repair of any damage caused by the Monument Signage or its removal.

52.                               Parking.

a.                                      Commencing upon the Commencement Date and continuing throughout the term of this Lease, Landlord shall provide Tenant, on an unassigned, non-exclusive and unlabeled basis, twenty-five (25) parking spaces in the parking facilities which Landlord provides for the use of tenants and occupants of the Building (currently located at either 1847 California Street and/or 1820 California Street, Denver, CO) (the “Parking Facilities”).  In addition, commencing upon the 26th Floor Premises Commencement Date and continuing throughout the term of this Lease, Landlord shall provide Tenant, on an unassigned, non-exclusive and unlabeled basis, twenty-five (25) additional parking spaces in the Parking Facilities.  If the Premises are expanded pursuant to Paragraphs 58 or 59 below or otherwise, Tenant shall be entitled to further parking at the same ratio as provided for the 28th Floor Premises and 26th Floor Premises, which is one (1) space per 1,000 rentable square feet of leased space.  Tenant shall pay Landlord or the operator of the Parking Facilities, as directed by Landlord, for the parking spaces leased by Tenant hereunder at the rate or charge in effect from time to time for parking in the Parking Facilities, which rates, as of the date of this Lease, are $175.00 per space per month for unreserved parking and $240.00 per space per month for reserved parking, subject to adjustment from time to time by Landlord.  Additional parking may be available on a month-to-month basis, subject to availability, at the same rate structure set forth above for parking in the Parking Facilities.  Any month-to-month parking provided hereunder may be terminated by Landlord at any time upon thirty (30) days’ notice.  Landlord reserves the right to relocate such parking spaces to other areas of the Parking Facilities from time to time in Landlord’s reasonable discretion.

b.                                      Tenant shall provide Landlord with advance written notice of the names of each individual to whom Tenant from time to time distributes Tenant’s parking rights hereunder, and shall cause each such individual to execute the standard waiver form for garage users used in the Parking

Facilities.  If the parking charge for a particular parking space is not paid when due, and such failure continues for ten (10) days after written notice to Tenant of such failure, then in addition to any other remedies afforded Landlord under this Lease by reason of nonpayment of rent, Landlord may terminate Tenant’s rights under this Paragraph 52 as to such parking space.  Further, if at any time Tenant releases to Landlord any parking space provided for in this Paragraph 52, then Tenant’s right under this Paragraph 52 to use such released parking space shall automatically forever terminate.

c.                                       The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars.  Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Project and users of the Parking Facilities.  Without limiting the foregoing, in no event shall this Lease be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage, nor shall there be any abatement of rent hereunder (other than the parking charge paid hereunder for any parking space no longer made available), by reason of any reduction in Tenant’s parking rights hereunder by reason of strikes, lock-outs, labor disputes, shortages of material or labor, fire, flood or other casualty, acts of God or any other cause beyond the reasonable control of Landlord.  Access to the parking spaces to be made available to Tenant shall, at Landlord’s option, be by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord, and Tenant’s right to use the Parking facilities is conditioned on Tenant’s abiding by and shall otherwise be subject to such reasonable rules and regulations as may be promulgated by Landlord or Landlord’s designee from time to time for the Parking Facilities.  Landlord shall have the right to modify, change, add to or delete the design, configuration, layout, size, ingress, egress, areas, method of operation, and other characteristics of or relating to the Parking Facilities at any time, and/or to provide for nonuse, partial use or restricted use of portions thereof.

d.                                      The parking rights provided to Tenant pursuant to this Paragraph 52 shall be applicable to an Affiliate occupying all or a portion of the Premises or an approved subtenant or assignee.

e.                                       Tenant’s visitors may park in the visitor parking areas on a “first-come, first-served” basis, at the rates in effect from time to time for visitor parking.  Tenant may, at Tenant’s cost, participate in the parking validation program in effect in the Building from time to time.

f.                                        If all or any portion of the Parking Facilities shall be damaged or rendered unusable by fire or other casualty or any taking pursuant to eminent domain proceeding (or deed in lieu thereof), and as a result thereof Landlord or the operator of the Parking Facilities is unable to make available to Tenant the parking provided for herein, then the number of parking spaces shall be proportionately reduced so that the number of parking spaces which Tenant may use in the Parking Facilities after the casualty or condemnation in question shall bear the same ratio to the total number of cars which can be parked in the Parking Facility at such time as the number of cars Tenant had the right to park in the Parking Facility prior to such casualty or condemnation bore to the aggregate number of cars which could be parked therein at that time.  The parking charges for any parking spaces rendered unusable shall be abated during the time such spaces cannot be utilized.

53.                               Transportation Management.  Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

54.                               Renovation of the Project and Other Improvements.  Tenant acknowledges that portions of the Building, Project and/or the Other Improvements (as defined in Paragraph 47(d) above) may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project.  It is agreed and acknowledged that no representations respecting the condition of the Premises, the Building or the Project have been made by Landlord to Tenant except as specifically set forth in this Lease.  Tenant acknowledges and agrees that Landlord may alter, remodel, improve and/or renovate (collectively, the “Renovation Work”) the Building, Premises, and/or the Project, and in connection with any Renovation Work, Landlord may, among other things, erect scaffolding or other necessary structures in the Building or the Project, restrict access to portions of the Project, including portions of the common areas, or perform work in the Building and/or the Project provided Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s business operations in the Premises during any such Renovation Work.  Tenant hereby agrees that such Renovation Work and Landlord’s actions in connection with such Renovation Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent.  Landlord shall have no responsibility or liability to Tenant for any injury to or interference with Tenant’s business arising from any such Renovation Work, and Tenant shall not be entitled to any damages from Landlord for loss of use of the Premises, in whole or in part, or for loss of Tenant’s personal property or improvements, resulting from the Renovation Work or Landlord’s actions in connection therewith or for any inconvenience occasioned by such Renovation Work or Landlord’s actions in connection therewith.  Notwithstanding anything herein to the contrary, Landlord shall use reasonable efforts to minimize any disruption to Tenant’s access to the Premises or to its normal business operations and any interruption in services shall be subject to the terms and conditions of Section 17(e).

55.                               Quiet Enjoyment.  If, and so long as, Tenant pays the rent and keeps, observes and performs each and every term, covenant and condition of this Lease on the part or on behalf of Tenant to be kept, observed and performed, Tenant shall peaceably and quietly enjoy the Premises throughout the term without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the provisions of this Lease.

56.                               No Discrimination.  Tenant covenants by and for itself and its successors, heirs, personal representatives and assigns and all persons claiming under or through Tenant that there shall be no discrimination against or segregation of any person or of a group of persons on account of race, color, religion, creed, sex or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises nor shall Tenant or any person claiming under or through Tenant establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or assignees of the Premises.

57.                               Renewal Option.

a.                                      Option to Renew.  Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years, commencing upon the expiration of the initial term of the Lease.  The renewal option must be exercised, if at all, by written notice given by Tenant to Landlord not later than twelve (12) months prior to expiration of the initial term of this Lease.  Notwithstanding the foregoing, at Landlord’s election, this renewal option shall be null and void and Tenant shall have no right to renew this Lease if (i) as of the date immediately preceding the commencement of the renewal period the Tenant originally named herein (or an Affiliate under a transfer permitted by Paragraph 13(h) hereof) is not in occupancy of at least seventy-five percent (75%) of the Premises then demised hereunder or does not intend to continue to occupy the Premises (but intends to assign this Lease or sublet the space in whole or in part other than to an Affiliate), or (ii) on the date Tenant exercises the option or on the date immediately preceding the commencement date of the renewal period Tenant is in default beyond the expiration of any applicable notice and cure periods of any of its obligations under this Lease.

b.                                      Terms and Conditions.  If Tenant exercises the renewal option, then during the renewal period all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial term shall apply during the renewal term, except that (i) Tenant shall have no further right to renew this Lease, (ii) Tenant shall take the Premises in their then “as-is” state and condition, and (iii) the Monthly Rent payable by Tenant for the Premises shall be the then-fair market rent for the Premises (including concessions) based upon the terms of this Lease, as renewed.  Fair market rent shall include the periodic rental increases, if any, that would be included for space leased for the period of the renewal term.  For purposes of this Paragraph 57, the term “fair market rent” shall mean the rental rate that would be applicable for a lease term commencing on the commencement date of the renewal term and that would be payable in any arm’s length negotiations for the Premises in their then as-is condition, for the renewal term, which rental rate shall be established by reference to rental terms in leases actually executed for comparable space under primary lease (and not sublease), taking into consideration the location of the Building and such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in first class high-rise office buildings in the downtown Denver, Colorado central business district, in similar physical and economic condition as the Building, engaged in then-prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g. not offering extraordinary rental, promotional deals and other concessions to tenants in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress, or in response to a greater than average vacancy rate in a particular building) and taking into account then market concessions (including, but not limited to, any construction allowances and/or rent abatement) and brokerage fees.  The fair market rent shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30) calendar day period commencing six (6) months prior to commencement of the renewal period.  If Landlord and Tenant are unable to agree upon the fair market monthly rent within such thirty (30)-day period, then the fair market rent shall be established by appraisal in accordance with the procedures set forth in Paragraph 57(c) below.

c.                                       Appraisal.  Within fifteen (15) days after the expiration of the thirty (30)-day period for the mutual agreement of Landlord and Tenant as to the fair market rent, each party hereto, at its cost, shall engage a real estate broker to act on its behalf in determining the fair market rent.  The brokers each shall have at least ten (10) years’ experience with leases in first-class high-rise office buildings in the downtown Denver, Colorado central business district and shall submit to Landlord and Tenant in advance for Landlord’s and Tenant’s reasonable approval the appraisal methods to be used.  If a party does not appoint a broker within said fifteen (15)-day period but a broker is appointed by the other respective party, the single broker appointed shall be the sole broker and shall set the fair market rent.  If the two brokers are appointed by the parties as stated in this paragraph, such brokers shall meet promptly and attempt to set the fair market rent.  If such brokers are unable to agree within thirty (30) days after appointment of the second broker, the brokers shall select a third broker meeting the qualifications stated in this paragraph within ten (10) days after the last date the two brokers are given to set the fair market rent.  Each of the parties hereto shall bear one-half (1/2) the cost of appointing the third broker and of the third broker’s fee.  The third broker shall be a person who has not previously acted in any capacity for either party.

The third broker shall conduct his own investigation of the fair market rent, and shall be instructed not to advise either party of his determination of the fair market rent except as follows: When the third broker has made his determination, he shall so advise Landlord and Tenant and shall establish a date, at least five (5) days after the giving of notice by the third broker to Landlord and Tenant, on which he shall disclose his determination of the fair market rent.  Such meeting shall take place in the third broker’s office unless otherwise agreed by the parties.  After having initialed a paper on which his determination of fair market rent is set forth, the third broker shall place his determination of the fair market rent in a sealed envelope.  Landlord’s broker and Tenant’s broker shall each set forth their determination of fair market rent on a paper, initial the same and place them in sealed envelopes.  Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope.

In the presence of the third broker, the determination of the fair market rent by Landlord’s broker and Tenant’s broker shall be opened and examined.  If the higher of the two determinations is 105% or less of the amount set forth in the lower determination, the average of the two determinations shall be the fair market rent, the envelope containing the determination of the fair market rent by the third broker shall be destroyed and the third broker shall be instructed not to disclose his determination.  If either party’s envelope is blank, or does not set forth a determination of fair market rent, the determination of the other party shall prevail and be treated as the fair market rent.  If the higher of the two determinations is more than 105% of the amount of the lower determination, the envelope containing the third broker’s determination shall be opened.  If the value determined by the third broker is the average of the values proposed by Landlord’s broker and Tenant’s broker, the third broker’s determination of fair market rent shall be the fair market rent.  If such is not the case, fair market rent shall be the rent proposed by either Landlord’s broker or Tenant’s broker which is closest to the determination of fair market rent by the third broker.

d.                                      Delay in Determination of Monthly Rent.  If the fair market rent is not established prior to the commencement of the renewal period, then Tenant shall continue to pay as Monthly Rent and Additional Rent the sums in effect as of the last day of the initial term of the Lease and, as soon as the fair market rent is determined, Tenant shall immediately pay to Landlord any deficiency in the amount paid by Tenant during such period, or, if Tenant paid excess Monthly Rent during such period, Landlord shall credit such excess payments to the Monthly Rent amounts next due.

58.                               Right of First Offer.

a.                                      First Offer Right.  Subject to the provisions of this Paragraph 58, throughout the Lease term, (but not during the final thirty-six (36) months of the Lease term, unless the Lease term has been or may be further extended in writing, it being understood that exercise of the Right of First Offer during such thirty-six (36) month period shall, concurrent with Tenant’s expansion into the First Offer Space, be deemed to automatically extend this Lease as set forth in Paragraph 57 above) (the “Right of First Offer Period”), Tenant shall have a continuing right of first offer to lease space within the low-rise elevator bank of the Building (exclusive of the first floor) (the “First Offer Space”) if the First Offer Space is “available for lease,” as defined below, or will become available for lease within twelve (12) months after Landlord’s receipt of Tenant’s Right of First Offer Rental Notice (as defined below).  The First Offer Space shall not be deemed “available for lease” if the tenant under an expiring lease of the First Offer Space desires to renew or extend its lease, whether pursuant to a renewal option or a new arrangement with Landlord, or if any tenant of the Building exercises an option or right of first offer to lease such space, which option or right of first offer existed prior to the date of this Lease.

b.                                      Tenant’s Right of First Offer Rental Notice.  Tenant may, at any time during the Right of First Offer Period, but no more often than once every twelve (12) months, give Landlord notice of its desire to lease at least 10,000 RSF of the First Offer Space (the “Tenant’s Right of First Offer Rental Notice”).  After receipt of Tenant’s Right of First Offer Rental Notice, Landlord shall give Tenant written notice (the “Landlord’s First Offer Notice”) identifying any of the First Offer Space of at least 10,000 RSF which space is then available for lease or will become available for lease within twelve (12) months, which Landlord’s First Offer Notice shall set forth the available space and the availability date (or estimated availability date) for such space, and identifying the increments in which Landlord would be willing to lease such available space, and shall include the proposed Monthly Rent, Additional Rent and other key terms at which Landlord is willing to lease such available space (such space, as identified in Landlord’s First Offer Notice, being referred to herein as the “Then Available First Offer Space”).

Tenant expressly acknowledges and agrees that Landlord shall have no obligation to give Tenant any notice of availability of any First Offer Space unless Tenant shall have first given Landlord a Tenant’s Right of First Offer Rental Notice.  Moreover, Tenant shall not give a Tenant’s Right of First Offer Rental Notice any more often than one (1) time in any twelve (12) month period.

c.                                       Exercise of First Offer Right.  If Landlord sends a Landlord’s First Offer Notice to Tenant and Tenant desires to lease the Then Available First Offer Space (or such increments thereof that Landlord is willing to lease separately), Tenant shall so notify Landlord in writing (“Tenant’s Exercise Notice”) within seven (7) Business Days after Landlord’s delivery of Landlord’s First Offer Notice.  Tenant must lease the entire Then Available First Offer Space or such increment(s) thereof that Landlord is willing to lease separately, and may not otherwise lease only a portion thereof.  For avoidance of doubt, if Tenant desires only 10,000 RSF of space, but the Then Available First Offer Space is being marketed in larger increments, such as full floors, Landlord shall have no obligation to divide the Then Available First Offer Space for Tenant.  If Tenant does not deliver a Tenant’s Exercise Notice within the required seven (7) Business Day period, then Tenant’s right of first offer shall terminate and Landlord shall have the right to lease the Then Available First Offer Space to a third party on any terms Landlord desires and shall have no further obligation to offer the Then Available First Offer Space to Tenant, unless any of such space is available for lease at the time that Tenant provides Landlord with a subsequent Tenant’s Right of First Offer Rental Notice as provided in this Paragraph.

d.                                      Terms and Conditions.  If Tenant timely exercises its right to lease the Then Available First Offer Space, Landlord and Tenant shall promptly enter into an amendment of this Lease adding the Then Available First Offer Space to the Premises on all the terms and conditions set forth in this Lease as to the Premises originally demised hereunder, except that, if the commencement date for the Then Available First Offer Space is within the first twelve (12) months following the Commencement Date (the “Set Terms Period”), (i) the Monthly Rent for the Then Available First Offer Space shall be at the same rate per rentable square foot as the Premises, with escalations at the same times as Monthly Rent escalates for the 28th Floor Premises, (ii) Tenant shall receive rent abatement for the Then Available First Offer Space as provided for the 28th Floor Premises, which abatement shall be prorated based on the number of months left in the Lease term as of the commencement date of the Then-Available First Offer Space, (iii) Tenant shall receive an allowance for improvements in the Then Available First Offer Space in an amount equal to $50.00/RSF of the Then Available First Offer Space as of the Commencement Date of this Lease, which allowance shall be prorated based on the number of months left in the Lease term as of the commencement date for the Then-Available First Offer Space; (iv) the term of the lease to Tenant of the Then Available First Offer Space shall commence upon the date the Then Available First Offer Space is delivered to Tenant and shall continue coextensively with the remaining term hereof and any extension thereof, and (v) Tenant’s Share for the Then Available First Offer Space shall be calculated by dividing the rentable square footage of the Then Available First Offer Space by the rentable square footage of the Building.  If the commencement date for the Then Available First Offer Space is after the Set Terms Period, then the terms and conditions upon which the Then Available Offer Space shall be fair market rent and terms.  If Tenant exercises the right of first offer granted herein, Landlord does not guarantee that the Then Available First Offer Space will be available on the stated availability date for the lease thereof, if the then existing occupants of the Then Available First Offer Space shall hold-over, or for any other reason beyond Landlord’s reasonable control, but Landlord shall deliver the Then Available First Offer Space to Tenant as soon as commercially reasonably possible after the stated availability date.  For purposes of this Paragraph 58(d), the term “fair market rent” shall have the meaning set forth in Paragraph 57(b) above with references therein to the “Premises” being deemed to refer to the Then Available First Offer Space and disregarding any provisions which by their nature pertain only to the renewal term.  The fair market rent shall be mutually agreed upon by Landlord and Tenant in writing within thirty (30) days after Tenant validly exercises its right to lease the Then Available First Offer Space.  If Landlord and Tenant are unable to agree upon the fair market monthly rent within such thirty (30)-day period, then the fair market rent shall be established by appraisal in accordance with Paragraph 57.c.

e.                                       Limitation on Tenant’s Right of First Offer.  Notwithstanding the foregoing, if (i) on the date of exercise of the right of first offer, or the date immediately preceding the date the Lease term for any of the First Offer Space is to commence, there exists an outstanding breach of the Lease by Tenant (or, if the breach is subject to a notice and cure period which has not yet lapsed, Tenant fails to cure the breach on or before the last day of the subject cure period), or (ii) on the date immediately preceding the date the Lease term for the First Offer Space is to commence, Tenant named herein (or an Affiliate under a transfer permitted by Paragraph 13(h) hereof) (A) is not in occupancy of at least seventy five percent (75%) of the Premises then leased hereunder or (B) does not intend to continue to occupy the entire Premises then leased hereunder, together with the entire First Offer Space, then, at Landlord’s option, the exercise of the right of first offer shall be null and void.

59.                               Existing Sublease Protection; Limited Termination Right.

a.                                      General Provisions Regarding Sublease; Sublandlord Termination Rights.  Tenant currently is leasing certain space in the Building commonly known as Suite 2300 and consisting of approximately 24,379 rentable square feet of space (the “Subleased Premises”), pursuant to that certain Sublease between Jacobs Engineering Group Inc. (“Sublandlord”) and Tenant dated August 24, 2015 (the “Sublease”).  Under the terms of the Office Lease between Landlord and Sublandlord dated August 22, 2011 (as the same has been amended, the “Jacobs Lease”), Sublandlord has a right to either fully terminate or partially terminate (in full-floor increments) the Jacobs Lease as of January 31, 2019 (such right, the “Jacobs Lease Early Termination Right” and such early termination date, the “Jacobs Lease Early Termination Date”).  The provisions of this Paragraph 59 shall apply only if (a) Sublandlord timely exercises the Jacob Lease Early Termination Right, and (b) in connection with the exercise of the same, Sublandlord elects to terminate the Jacobs Lease with respect to the floor on which the Subleased Premises are located (the “Paragraph 59 Conditions”).  If the Paragraph 59 Conditions are not satisfied, Tenant shall have no rights, and Landlord shall have no obligations, under this Paragraph 59.

b.                                      Landlord’s Notice if Sublandlord Exercises Jacobs Early Termination Right.  If Sublandlord exercises the Jacobs Lease Early Termination Right and the Paragraph 59 Conditions are met, then, within thirty (30) days following Landlord’s receipt of Sublandlord’s notice of its exercise of the Jacobs Lease Early Termination Right, Landlord will provide notice to Tenant which shall state either: (i) that Landlord will lease either the Subleased Premises or another full floor of the Building in the same elevator bank as the Subleased Premises (the “Alternate Premises”) to Tenant on a direct basis on the Direct Lease Terms (hereinafter defined) (“Affirmative Direct Lease Notice”); or (ii) that Landlord will be unable to lease either the Subleased Premises or any Alternate Premises to Tenant on a direct basis (“Negative Direct Lease Notice”).

c.                                       Entry into Direct Lease after Affirmative Direct Lease Notice.  If Landlord provides an Affirmative Direct Lease Notice to Tenant, then Landlord and Tenant will enter into a direct lease for either the Subleased Premises or Alternate Premises, as applicable on the following terms (the “Direct Lease Terms”): (i) the term for the Subleased Premises or Alternate Premises, as applicable, will commence on the day immediately following the Jacobs Lease Early Termination Date and shall run co-terminus with the term of this Lease, including any extensions or renewals; (ii) the Monthly Rent for the Subleased Premises or Alternate Premises, as applicable, will be at the same rate per rentable square foot as the 28th Floor Premises with escalations at the same time as the 28th Floor Premises; and (iii) all other terms and conditions of this Lease shall apply to the Subleased Premises or Alternate Premises, as applicable, except that (A) if the Subleased Premises are being leased, Tenant shall accept the Subleased Premises in their then current “as is” condition, and Landlord shall have no obligation to improve the same, and (B) if the Alternate Premises are being leased, Landlord will deliver the Alternate Premises to Tenant in substantially the same condition as the Subleased Premises are on such date of delivery, and Landlord shall otherwise have no obligation to improve the same beyond the condition of the Subleased Premises.  Landlord will promptly prepare and submit to Tenant an amendment to this Lease outlining the lease of the Subleased Premises or Alternate Premises, as applicable, on the Direct Lease Terms, and Tenant shall execute such lease amendment within thirty (30) days after receipt of the same.

d.                                      Tenant’s Limited Termination Right after Negative Direct Lease Notice.  If Landlord provides a Negative Direct Lease Notice to Tenant, then Tenant shall have the right to terminate this Lease with respect to the entire Premises (the “Limited Termination Right”), effective as of the last day of the sixty-fifth (65th) full calendar month following the 26th Floor Premises Commencement Date (the “Early Termination Date”), by providing Landlord written notice (the “Limited Termination Notice”) no later than fifteen (15) days after receipt of Landlord’s Negative Direct Lease Notice.  The termination of this Lease pursuant to this Paragraph 59(d) shall be conditioned upon Tenant delivering to Landlord, concurrently with its Limited Termination Notice, a termination fee equal to the following:  (ii) a sum equal to the Monthly Rent and Additional Rent due for the Premises for the four (4) months following the Early Termination Date plus, (ii) the unamortized amount, as of the Early Termination Date, of the total of (A) Landlord’s costs incurred in connection with the construction of the Tenant Improvements pursuant to Paragraph 4 above, plus (B) the leasing commissions for the Premises, free rent for the Premises, legal fees and other costs reasonably incurred by Landlord in connection with the execution of this Lease.  The total of the amounts to be amortized under (A) and (B) above is referred to hereinafter as the “Amortization Amount.” For purposes of calculating the unamortized portion of the Amortization Amount, the amortization period shall be the period commencing on the Commencement Date of the Lease and ending on the originally scheduled Expiration Date of the initial Lease term, and the amortization shall be on a straight line basis at an annual interest rate of eight percent (8%).  Once the Amortization Amount has been determined, upon Tenant’s written request, Landlord shall confirm the total Amortization Amount to Tenant in writing.  Notwithstanding anything to the contrary above, Tenant’s right to terminate this Lease as provided above (y) is personal to the original Tenant named herein and (z) shall, at Landlord’s option, be inapplicable if, at the time of delivery of Tenant’s Limited Termination Notice, or on the Limited Early Termination Date, there exists an uncured Event of Default under the Lease or a breach of this Lease that subsequently matures into an event of Default.  If Tenant properly exercises its Limited Termination Right, but fails to vacate and surrender the 26th Floor Premises by the Early Termination Date, the provisions of Paragraph 20 above, regarding holding over without Landlord’s consent, shall apply to such holdover.  In no event shall Tenant’s exercise of its Limited Termination Right under this Paragraph 59(d) release either party from their respective obligations arising under the Lease with respect to the Premises during the period prior to the Early Termination Date (or, as to Tenant’s obligations, prior to the later of the Early Termination Date or the date Tenant actually vacates and surrenders the Premises to Landlord in the required condition) and such obligations shall survive the partial termination of the Lease.  The provisions of this Paragraph 59(d) are intended to be self-operative, but upon Landlord’s request, Tenant shall execute and deliver to Landlord an amendment confirming the termination hereunder and the relinquishment of the Premises as provided herein.  Lease.

THIS LEASE IS EXECUTED by Landlord and Tenant as of the date set forth at the top of page 1 hereof.

Landlord:	Tenant:

SRI TEN DCC LLC,	2U, INC., a Delaware corporation
a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

OUTLINE OF PREMISES

18TH STREET
"PREMISES"
STOUT STREET
CALIFORNIA STREET

707 17TH STREET - DCC
FLOOR 26
EXHIBIT A

A-1

18TH STREET
"PREMISES"
STOUT STREET
CALIFORNIA STREET

707 17TH STREET - DCC
FLOOR 28
EXHIBIT A

A-2

EXHIBIT B

RULES AND REGULATIONS DENVER CITY CENTER

1.                                      No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or any part of the Premises visible from the exterior of the Premises without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.  Landlord shall have the right to remove, at Tenant’s expense and without notice to Tenant, any such sign, placard, picture, advertisement, name or notice that has not been approved by Landlord.

All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person reasonably approved of by Landlord.

If Landlord notifies Tenant in writing that Landlord objects to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, such use of such curtains, blinds, shades or screens shall be removed immediately by Tenant.  No awning shall be permitted on any part of the Premises.

2.                                      No ice, drinking water, towel, barbering or bootblacking, shoe shining or repair services, or other similar services shall be provided to the Premises, except from persons reasonably authorized by Landlord and at the hours and under regulations reasonably fixed by Landlord.

3.                                      The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

4.                                      The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenant Parties or used by Tenant for any purpose other than for ingress to and egress from its Premises.  The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the reasonable judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants.  No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

5.                                      Tenant shall not alter any lock or install any new or additional locks or any bolts on any interior or exterior door of the Premises without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed.

6.                                      The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

7.                                      Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

8.                                      No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord (such consent not to be unreasonably withheld conditioned or delayed) and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall reasonably designate.  Landlord shall have the right to reasonably prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.  The elevator designated for freight by Landlord shall be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may reasonably determine from time to time.  The persons employed to move Tenant’s equipment, material, furniture or other property in or out of the Building must be reasonably acceptable to Landlord.  The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured.  In no event shall

Tenant employ any person or company whose presence Tenant believes, in its reasonable opinion, is likely to give rise to a labor or other disturbance in the Project.  A certificate or other verification of such insurance must be received and approved by Landlord in its reasonable discretion prior to the start of any moving operations.  Insurance must be sufficient in Landlord’s reasonable opinion, to cover all personal liability, theft or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping.  Special care must be taken to prevent damage to foliage and landscaping during adverse weather.  All moving operations shall be conducted at such times and in such a manner as Landlord shall reasonably direct, and all moving shall take place during non-business hours unless Landlord agrees in writing otherwise, such agreement not to be unreasonably withheld, conditioned or delayed.

9.                                      Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord, which agreement shall not be unreasonably withheld, conditioned or delayed.  Except with the written consent of Landlord, no person or persons other than those reasonably approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Building or the Premises.  Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

10.                               Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of unreasonable noise, odors and/or vibrations, or materially and adversely interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.  In no event shall Tenant keep, use, or permit to be used in the Premises or the Building any guns, firearm, explosive devices or ammunition.

11.                               No cooking shall be done or permitted by Tenant in the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, however, Tenant may maintain and use microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that Tenant shall (i) prevent the emission of any food or cooking odor from leaving the Premises, (ii) be solely responsible for cleaning the areas where such equipment is located and removing food-related waste from the Premises and the Building, or shall pay Landlord’s standard rate for such service as an addition to cleaning services ordinarily provided, (iii) maintain and use such areas solely for Tenant’s employees and business invitees, not as public facilities, and (iv) keep the Premises free of vermin and other pest infestation and shall exterminate, as needed, in a manner and through contractors reasonably approved by Landlord, preventing any emission of odors, due to extermination, from leaving the Premises.  Notwithstanding clause (ii) above, Landlord shall, without special charge, empty and remove the contents of one (1) 15-gallon (or smaller) waste container from the food preparation area so long as such container is fully lined with, and the contents can be removed in, a waterproof plastic liner or bag, supplied by Tenant, which will prevent any leakage of food related waste or odors; provided, however, that if at any time Landlord must pay a premium or special charge to Landlord’s cleaning or scavenger contractors for the handling of food-related or so-called “wet” refuse caused by Tenant, Landlord’s obligation to provide such removal, without special charge, shall cease.

12.                               Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

13.                               Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced into the Premises and the Building.  No boring or cutting for wires will be allowed without the prior consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed.  The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

14.                               Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished by Landlord to Tenant and any copies of such keys which Tenant has made.  In the event Tenant has lost any keys furnished by Landlord, Tenant shall pay Landlord for such keys.

15.                               Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises, except to the extent and in the manner reasonably approved in advance by Landlord.  The actual and reasonable expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

16.                               No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be reasonably designated by Landlord, which elevator usage shall be subject to the Building’s customary charge therefor as established from time to time by Landlord.

17.                               On Saturdays, Sundays and Building recognized holidays, and on other days between the hours of 6:00 P.M. and 7:30 A.M., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified.  Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

18.                               Tenant shall be responsible for insuring that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any negligence or willful misconduct Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.  Landlord shall not be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to the property of Tenant caused by the employees or independent contractors of Landlord or by any other person.

19.                               Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

20.                               The requirements of any tenant will be attended to only upon application at the office of the Building.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

21.                               No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed.

22.                               Subject to Tenant’s right of access to the Premises in accordance with Building security procedures, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and Building recognized holidays, and on other days between the hours of 6:30 P.M. and 7:00 A.M., and during such further hours as Landlord may deem reasonably advisable for the adequate protection of the Building and the property of its tenants.

EXHIBIT C

FORM OF COMMENCEMENT DATE LETTER

                            , 20

Re:                             Lease, dated as of                   , 2016 (the “Lease”), between SRI Ten DCC LLC, a Delaware limited liability company (“Landlord”) and 2U, Inc., a Delaware corporation (“Tenant”) for premises on the 26th and 28th floors of the building located at 707 Seventeenth Street, Denver, CO.

Gentlemen or Ladies:

Pursuant to Paragraph 3(a) of your above-referenced Lease, this letter shall confirm the following date:

1.                                      The Commencement Date of the Lease (as defined in Paragraph 2(b) of the Lease) is                 , which is the date that the 28th Floor Premises were delivered to Tenant in the condition required by the terms of the Lease.

2.                                      The 26th Floor Premises Commencement Date of the Lease (as defined in Paragraph (3)(b)(ii) of the Lease) is                     , which is the date that the 26th Floor Premises were delivered to Tenant in the condition required by the terms of the Lease.

3.                                      The Expiration Date of the Lease (as defined in Paragraph 2(b) of the Lease) is                , which is the last day of the 98th full calendar month following the Commencement Date.

4.                                      Based on the Commencement Date, 26th Floor Premises Commencement Date and Expiration Date, the revised Monthly Rental schedules for the 28th Floor Premises and 26th Floor Premises are as follows: [To be inserted if the Commencement Date and/or the 26th Floor Commencement Date is/are other than the Estimated Commencement Date and/or the Estimated 26th Floor Commencement Date]

Please acknowledge Tenant’s agreement to the foregoing by executing both duplicate originals of this letter and returning one fully executed duplicate original to Landlord at the address on this letterhead.  If Landlord does not receive a fully executed duplicate original of this letter from Tenant evidencing Tenant’s agreement to the foregoing (or a written response setting forth Tenant’s disagreement with the foregoing) within fifteen (15) days of the date of Tenant’s receipt of this letter, and such failure continues for an additional five (5) days after receipt of a second written notice of this letter, Tenant will be deemed to have consented to the terms set forth herein.

Very truly yours,

SRI TEN DCC LLC,
a Delaware limited liability company

	By:	SHORENSTEIN REALTY SERVICES, L.P., a Delaware limited partnership, manager

By:
Its designated signatory

The undersigned agrees to the dates set forth above:

2U, INC., a Delaware corporation

By:

Name:

Title:

C-1

EXHIBIT D

JANITORIAL SPECIFICATIONS

I. GENERAL

A. SCHEDULE

All nightly cleaning services shall be performed five (5) nights per week, Monday through Friday. No nightly services (except make-up work required) need be performed on Saturday, Sunday or legal holidays, unless directed to do so by Owner’s Agent. Nightly cleaning operations will commence at 6:00 p.m. Janitorial personnel are not to enter Tenant suites or restrooms on Tenant floors before 6:00 p.m. Separately, Johns Manville Corporation (Floor 12 only at Johns Manville Plaza) and the Colorado Credit Union (Floor 1) are to be cleaned during the hours of 5:30 AM to 9 AM using the “Day Cleaner” listed on the staffing matrix.

B. SUPERVISION

Contractor shall employ competent supervisory personnel (“Supervisor”), who will be capable and will provide all reports required by Owner’s Agent. The Supervisor shall provide schedules of all periodic cleaning, inspect the Premises on a regular basis, investigate all tenant complaints, meet with tenant representatives if requested by the Owner’s Agent, report all items needing repair or maintenance and generally supervise the entire cleaning of the Premises. The Supervisor will also see to it that all janitorial staff personnel report to their supervisor repairs needed, or any other unusual or unsafe condition(s) they encounter. The Supervisor shall report all such items or conditions to the Owner’s Agent in a manner to be agreed upon.

C. PERSONNEL

Contractor shall employ on the Premises only persons skilled and trained in the work assigned to them. Subject to any contractual agreements and applicable law, Contractor shall promptly furnish qualified substitute persons for any personnel that, in the sole opinion of the Owner’s Agent, are unsatisfactory. All of Contractor’s personnel shall be bonded, and Contractor shall pay all wages, payroll taxes and insurance, and all payments required by contracts that may govern Contractor’s personnel.

Contractor shall issue an identification badge to each of its personnel who are on-site. The identification badge will include a photo of the employee, the employee’s name and the company name. The employee shall wear the identification badge on his/her uniform at all times in a location that is readily-visible.

D. SUPPLIES AND EQUIPMENT

Contractor shall furnish proper Green cleaning materials, implements, equipment, and supplies for the satisfactory performance of all required services, excepting only that the Owner’s Agent will provide all paper towels, toilet tissue, hand soap, trash can liners and feminine hygiene products. Contractor shall furnish the type or means of identification used after agreement with and approval of the Owner’s Agent has been obtained.

E. UNIFORMS

Contractor shall provide, clean and maintain all uniforms to each employee, at no charge to employee. Uniforms issued to each employee must meet color, style and quality standards established by Owner’s Agent.

Forepersons, Day Porters, and Day Matrons:

The following Cintas item #s are offered as reference only and must not to be construed as the only uniform vendor allowed to bid:Schedule 2 — pg. 2

Men

Foreperson/Day Porter — Pleated dress pants - #865

Foreperson/Day Porter — Executive dress shirt - #828

Women

Foreperson/Day Matron — Pleated Dress Pants - #596

Foreperson/Day Matron — Long Sleeve Dress Blouse - #528

Night Staff

Contractor personnel shall dress in clean presentable clothing which is appropriate for an office building environment. All Contractor personnel will display identification of Contractor at all times in a manner which is easily visible to others. Contractor shall furnish the type or means of identification used after agreement with and approval of the Property Manager has been obtained.

F. STORAGE SPACE

The Owner’s Agent shall provide Contractor with space free of charge on the Premises for storage of materials, implements and machinery necessary to perform the required cleaning tasks exclusively for the Premises.

G. RULES

Contractor shall at all times maintain good order among its personnel and shall insure compliance with all laws, building rules and regulations and any contracts governing the Contractor’s personnel.

H. SECURITY AND INCIDENT REPORTING

While cleaning the Tenant spaces, Contractor’s personnel will work behind locked doors and will not admit anyone into the suite, except Contractor’s staff. The only exception to the above is if Tenant personnel is still present and instructs Contractor’s personnel to leave the door(s) unlocked. Upon completion of nightly services, all lights will be turned off and the suite entrance door(s) checked again to insure they are locked. The Owner’s Agent, building engineering personnel or building security personnel will be notified immediately of any incidents or irregularities witnessed or discerned by Contractor’s personnel. In the event of an emergency or unusual occurrence which adversely affects the life, health, safety, or security of persons or property at the carious properties, Contractor’s personnel shall immediately notify appropriate public safety authorities for emergency assistance, and shall notify the Property Manager and other officials designated by Owner’s Agent. Contractor will ensure that day janitors (or day personnel) will participate in quarterly emergency preparedness drills with Building Staff as requested by Owner’s Agent. Contractor’s personnel will be required to sign into and out of the building when beginning or ending shifts and when/if leaving the Premises for any reason in the middle of the work shift. Contractor’s personnel shall follow Owner’s Agent’s procedures as designated for the secure use and storage of keys and/or access cards, and at not time should any key and/or access card be taken off of the premises of the building. Contractor’s employees shall all wear a personalized company identification.

I. PERIODIC CLEANING SCHEDULES AND REPORTS

A schedule of periodic cleaning tasks is to be provided in writing to the Owner’s Agent by Contractor within five (5) days of Owner’s Agent’s request. Contractor shall furnish to Owner’s Agent a report which assesses Contractor’s compliance in completing periodic cleaning tasks as described in the schedule above and, if not complete, outline the means by which Contractor will complete the work and its anticipated completion date.

J. LIGHTING

Contractor’s personnel to secure all lights as soon as possible each night. All burnt out lights are to be reported to janitorial supervisor who will deliver a list to Property Manager.

K. GREEN CLEANING

Contractor will follow the requirements for green cleaning (process, cleaning supplies and equipment) as published by the United States Green Building Council (“USGBC”) for its LEED-EB designation. Minimum requirements include:

1. Vacuum cleaners are certified by the Carpet and Rug Institute “Green Label” Testing Program for vacuum cleaners and operate with a sound level of less than 70dBA. HEPA filtration vacuum cleaners are required.

2. Carpet extraction equipment used for restorative deep cleaning shall be certified by the Carpet and Rug

3. Powered floor maintenance equipment, including electric and battery-powered floor buffers and burnishers, shall be equipped with vacuums, guards and/or other devices for capturing fine particulates and operate with a sound level of less than 70dBA.

4. Automated scrubbing machines shall be equipped with variable-speed feed pumps and on-board chemical metering to optimize the use of cleaning fluids. Alternatively, scrubbing machines may use only tap water with no added cleaning products.

5. Battery-powered equipment shall be equipped with environmentally preferable gel batteries.

6. Powered equipment shall be ergonomically designed to minimize vibration, noise and user fatigue.

7. Equipment shall be designed with safeguards, such as rollers or rubber bumpers, to reduce potential damage to building surfaces.

8. Microfiber technology is in use for cleaning. Contractor will be responsible for the cleaning of the microfiber cloths.

9. Chemical concentrates will be used with appropriate dilution control systems to minimize use of chemicals wherever possible.

If applicable, Contractor will follow the requirements for green cleaning (cleaning supplies) as published by the United States Green Building Council (“USGBC”) for its LEED-EBOM designation. Minimum requirements include:

1. Hand soaps meet one or more of the following standards:

•            No anti-microbial agents (other than as a preservative) except where required by health codes and other regulations (i.e. food service & health care organizations).

•            Environmental Choice CCD-104 for hand cleaners and hand soaps.

•            Green Seal GS-41, for industrial and institutional hand cleaners.

2. Cleaning products meet one or more of the following standards:

•            Green Seal GS-37 for chemicals for general purpose, bathroom, glass and carpet cleaning.

•            Environmental Choice CCD-110 for cleaning and degreasing compounds.

•            Environmental Choice CCD-146 for hard surface cleaners.

•            Environmental Choice CCD-147 for hard floors.

•            Environmental Choice CCD-148 for carpet and upholstery care.

3. Disinfectants, metal polish, floor finishes, strippers or other products not addressed by 2. above meet one or more of the following standards:

•            Green Seal GS-40, for industrial and institutional floor care products.

•            Environmental Choice CCD-112 for digestion additives for cleaning and odor control.

•            Environmental Choice CCD-113 for drain or grease trap additives.

•            Environmental Choice CCD-115 for odor control additives.

•            Environmental Choice CCD-147 for hard floors.

•            California Code of Regulations maximum allowable VOC levels for the specific product category.

If applicable, Contractor will follow the requirements for green cleaning (disposable supplies) as published by the United States Green Building Council (“USGBC”) for its LEED-EBOM designation. Minimum requirements include:

1. Disposable janitorial paper products and trash bags meet the minimum requirements of one or more of the following programs for the applicable product category:

•            U.S. EPA Comprehensive Procurement Guidelines for janitorial paper and plastic trash can liners.    Minimum requirements are:

•      Toilet paper at least 20-100% recovered fiber, including 20-60% post-consumer recovered content.

•      Paper towels at least 40-100% recovered fiber, including 40-60% post-consumer recovered content.

•      Facial tissue at least 10-100% recovered fiber, including 10-15% post-consumer recovered content.

•      Napkins at least 30-100% recovered fiber, including 30-60% post-consumer recovered content.

•            Paper towels and napkins are Green Seal GS-09.

•            Tissue paper is Green Seal GS-01.

•            Toilet tissue is Environmental Choice CCD-082.

•            Hand towels are Environmental Choice CCD-086.

•            Janitorial paper products are derived from rapidly renewable resources or made from tree-free fibers.

•            Plastic trash can liners shall contain at least 10% recovered content.

2. Microfiber technology is in use for cleaning. Contractor will be responsible for the cleaning of the microfiber cloths.

Training and Reporting

Prior to performance of the Work, Contractor shall cause all Contractor Parties to view the property’s on-line life safety training video, prepared by Building Safety Solutions http://denvercitycenter.bssnet.com. Owner’s Agent will provide directions on how to access site at Contractor’s request. Contractor agrees that it is the sole responsibility of Contractor to ensure that Contractor Parties view the property’s on-line life safety training video prior to performance of Work.

The Green Cleaning program will include an ongoing training process to ensure compliance with cleaning procedures and recycling requirements and to ensure that the tools and products are being used effectively. The training process will specifically include but not be limited to the following:

•            Training on the safe handling and disposal of cleaning chemicals, including a plan for managing hazardous spills or mishandling incidents; and,

•            Training on the hazards, use, maintenance, disposal and recycling of cleaning chemicals, dispensing equipment and packaging.

It will be the Contractor’s responsibility to design, implement and document the training program.

The Green Cleaning program will include a reporting component to include:

•             Maintenance of a log for equipment purchase;

•             Equipment repair & maintenance; and,

•             Staff training;

•             Vendor specifications sheets for each type of equipment in use.

It will be the Contractor’s responsibility to design and implement the reporting program and to keep it current at all times. Contractor will be required to submit reports to Owner at Owner’s request, but no less frequently than quarterly.

It will be Contractor’s responsibility to monitor any changes in the USGBC’s requirements for cleaning chemicals and supplies associated with its LEED-EB designation and to timely inform Owner of any such changes as well as any impact the change may have on costs, supply requirements, and/or cleaning procedures.

II. GROUND FLOOR LOBBIES

A. NIGHTLY

1. UNCARPETED FLOORS

Hard-surfaced floors are to be dust mopped, to remove all loose dirt and then damp mopped. Any spills or smudges shall be cleaned as needed. Remove any foreign substances such as gum, grease or tar. The floor, when dry, will be even in appearance and show no streaking from cleaning efforts. If rain mats are in use because of inclement weather, they will be vacuumed, spot cleaned as necessary and then stored appropriately.

2. CARPETED FLOORS

All carpeted floors are to be vacuumed. Care will be taken to vacuum in tight areas and under any furniture. The use of electrical extension cords will not be allowed. Carpet and baseboard will be spot-cleaned as necessary.

3. WALLS AND DOORS

All doors, thresholds, kick plates, and jambs will be thoroughly cleaned as necessary to remove all finger-marks, smudges and spills.

4. LOBBY GLASS

All glass windows, doors and directory board glass will be cleaned and left in a bright condition free of streaks and dust.

5. ELEVATOR CAB DOORS, TRACKS, FLOORS AND THRESHOLDS

Elevator doors and cab walls will be damp-wiped and left in a clean condition free of all dust and streaks. Elevator thresholds will be wiped clean and all dirt and debris removed from door tracks, using a vacuum crevice attachment. Spills and smudges will be cleaned so that the thresholds and tracks are left in a bright, clean condition. All elevator floors will be dust mopped, to remove all loose dirt and then damp mopped. If rain mats are in place because of inclement weather, mats will be vacuumed. All emblems (on floors) and base will be polished.

6. DUSTING -

All horizontal surfaces, including furniture tops and ledges within reach, will be dusted. No feather dusters will be allowed.

7. EXTERIOR ENTRANCE

The exterior entrance will be swept clean and wet mopped. Any emblem inset into the entrance will be polished.

8. MISCELLANEOUS

Signs, sign standards and security podium will be wiped clean and left free of finger-marks and smudges. Bright metal work will be polished. Spot clean all interior architectural metal finishes and granite wall surfaces.

9. PLANTERS

Inspect and maintain public area planters, removing any trash and debris that may accumulate.

B. WEEKLY

1. DUSTING

All hard-surfaced floors will be dust mopped and then machine spray-buffed using an electric buffing machine and the surface brought to a uniform shiny appearance.

2. ELEVATOR CAB FLOORS

Elevator cab floors will be machine spray-buffed using an electric buffing machine and brought to uniform shiny appearance.

3. WINDOW FRAMES

Window frames (interior and exterior) will be dusted and wiped down on both horizontal and vertical surfaces to an 8’ height, removing all dust and spots.

C. MONTHLY

1. HIGH DUSTING

All high dusting beyond the reach of normal day to day dusting will be done monthly including tops of revolving doors, drums and caps.

2. ARCHITECTURAL ALUMINUM FINISHES

Thoroughly clean all architectural aluminum fixtures.

3. WINDOW FRAMES

Thoroughly clean all window frames, vertical and horizontal surfaces, wipe dry, leaving a spot free surface.

III. PUBLIC AREAS ABOVE GROUND FLOOR

A. NIGHTLY

1. CARPETED FLOORS

All carpeted floors are to be vacuumed. Care will be taken to vacuum in tight areas and under any furniture. The use of electrical extension cords will not be allowed. Carpet and baseboard will be spot-cleaned as necessary.

2. UNCARPETED FLOORS

All hard-surfaced floors are to be mopped and maintained as needed to preserve a uniformly clean appearance. Special attention will be given to insure that edges, corners, small niches and areas behind doors will be cleaned.

3. WALLS

All walls will be spot-cleaned to remove all smudges, stains and hand marks.

4. DOORS AND JAMBS

All doors and jambs will be spot-cleaned to remove any hand marks, stains, spills or smudges. When completed, doors and jambs shall have a uniform clean appearance. Dust and remove debris from all metal door thresholds.

5. COMMON AREA GLASS AND METAL WORK

All glass and metal accessories, including signs, door hardware, frames, lobby directories, etc. will be wiped clean and left in a uniformly clean condition.

6. DUSTING

Dust all accessories, ledges and other horizontal surfaces. No feather duster will be allowed. Spot cleaning will be completed as necessary.

7. PLANTERS

Inspect and maintain all public area planters; remove any trash and debris that may accumulate.

8. DRINKING FOUNTAINS

Clean and sanitize nightly, wipe dry leaving no spots.

B. MONTHLY

1. UNCARPETED FLOORS

All hard-surfaced floors will be wet-mopped, allowed to dry and then machine spray-buffed.

C. ANNUALLY

1. UNCARPETED FLOORS

All hard-surfaced floors are to be stripped, removing all wax or other coatings down to a bare clean surface. All marks or stains will be removed. Floors will then be refinished and polished and left in a uniform bright condition. All finish spills and splashes will be completely removed from baseboards, walls, doors and jambs.

2. CEILING LIGHTING

Clean light diffusers; remove fingerprints from fixtures, ceiling and grid.

IV. RESTROOMS

A. NIGHTLY

1. FLOORS, BRIGHT-WORK, AND METAL FIXTURES

Floors will be swept clean and wet-mopped using a germicidal detergent containing no deodorants. All watermarks and stains will be wiped from walls, partitions, light switches, and metal fixtures. All bright-work, including mirrors, will be cleaned or polished using only non-abrasive/non-acidic cleaning materials.

2. CERAMIC FIXTURES

Scour, wash and disinfect all basins, shower stalls, toilet bowls and urinals with a germicidal detergent solution free of any deodorants, including marble and tile walls near the urinals. Special care will be taken to insure that areas difficult to access, such as the underside of toilet bowls and urinals, will be cleaned to prevent the building up of calcium and iron oxide deposits.

Wash both sides of all toilet seats with germicidal solution free of any deodorants. No abrasive or acidic cleaning materials will be used. Leave all surfaces spot free.

3. URINAL MODESTY SCREENS

Damp-wipe urinal modesty screens with germicidal solution free of any deodorants. Surfaces are to dry with a uniform appearance, free of any streaks or smudges. No abrasive or acidic cleaning materials will be used. Leave all surfaces spot free.

4. RESTROOM DOORS

All restroom doors will be damp-wiped to remove any hand marks from door and door hardware. No abrasive or acidic cleaning materials will be used. Leave all surfaces spot free.

5. GENERAL

It is the intention of these specifications to keep restrooms thoroughly clean and not to use disinfectant to mask odors. All disinfectants will be deodorant free.

6. TRASH REMOVAL

Remove all waste paper and refuse, including soiled sanitary napkins, to designated areas. All receptacles are to be thoroughly cleaned and washed and new liners installed. All liners shall conform to Landlord’s recycling program.

7. PRODUCT DISPENSERS

Fill toilet tissue and paper towel dispensers and holders, seat cover containers, soap dispensers and sanitary napkin machines with Owner’s stock nightly. Contractor shall not leave extra or partially used rolls of toilet paper in restrooms. Care should be taken to inspect dispensing fixtures to insure they are operating properly. Report any deficiencies to the Property Manager.

B. WEEKLY

1. DUSTING

Dust the top edges of partitions, ledges, mirrors, HVAC diffusers, and return air grills and other horizontal surfaces, including vents at bottom of walls.

2. PRODUCT DISPENSERS

Collect coins from sanitary napkin and tampon machines and deliver proceeds wrapped in coin rolls to Property Manager.

C. MONTHLY

1. FLOOR DRAINS

Add one cup of water to all restroom floor drains.

D. QUARTERLY

1. FLOORS

Thoroughly clean and reseal all ceramic tile floors using approved sealers.

2. EXPOSED PLUMBING

Damp wipe all exposed plumbing (P-traps under sinks) leaving dust free.

V. TENANT AREAS

A. NIGHTLY

1. CARPETED FLOORS

All carpeted floors will be spot vacuumed nightly. Particular attention will be given to vacuuming under desks. Spot clean as necessary.

2. UNCARPETED FLOORS

All hard-surfaced floors will be spot cleaned where necessary to remove spill and smudges.

3. TRASH REMOVAL, RECYCLING PROGRAM, AND TRASH LINERS

All trash from wastebaskets and trash barrels or other trash, which is identified as such, by signs or notices, will be removed from the premises and deposited in the designated areas for trash. The contents of recycling containers will be removed to the designated collection areas as required. Trash liners will be replaced as necessary but in no event less than weekly. Clean and sanitize trash and recycling containers as required. Owner’s recycling program shall be adhered to and supported at all times.

4. COMPOSTING

Remove all composting in kitchen area and replace with bio degradable bags provided by the tenant nightly. (Note: This will expand to other tenants during the term of the contract.)

B. WEEKLY

1. FURNITURE AND ACCESSORIES

Wipe file cabinets, telephones, furniture and accessories to remove spills, smudges and streaks. Sanitize all telephone receivers. Polish desk and furniture tops with appropriate polishing materials. Return chairs and waste baskets to their proper positions.

Wipe with dust cloth all sides of furniture and legs on furniture. Wipe all horizontal surfaces, including window sills, which are not dusted during the nightly dusting. Dust all vinyl base.

2. THRESHOLDS

Clean and polish all metal door thresholds.

3. DOORS, JAMBS AND WALLS

All doors, jambs, walls and window mullions and glass partitions will be spot-cleaned to remove streaks, smudges, hand marks and spills. Give particular attention to areas such as doors, jambs and windows where it is reasonable to expect hand marks will be present. Dust and remove debris from all metal door thresholds.

C. MONTHLY

1. FURNITURE

Vacuum all upholstered furniture.

2. CARPETED FLOORS

All carpeted floor areas that are not accessible, but are easily visible will be vacuumed with portable vacuums. For example, desk wells, areas around planters and spaces between furniture. Thoroughly vacuum under and around all desks and office furniture.

3. UNCARPETED FLOORS

Sweep, dust mop, wet mop, and spray buff all resilient and/or composite floorings with mild detergent solution. Spot clean streaks, smudges and stains as required. Floor should dry free of any streaks or smudges. Dust all vinyl base.

D. QUARTERLY

1. HIGH DUSTING

All horizontal surfaces on furniture, ledges, wainscot, picture frames, wall hangings, etc., that are beyond the reach of normal nightly dusting, will be dusted.

2. UNCARPETED FLOORS

Shower-scrub or otherwise recondition all resilient or composition flooring to provide a level of appearance equivalent to a completely refinished floor.

E. SEMI-ANNUALLY

1. HIGH DUSTING

All ceiling vents, vents located high on the walls or in ceilings, and light fixtures will be dusted. Dust ceiling surfaces other than acoustical ceiling material.

2. HORIZONTAL WINDOW BLINDS

Wipe down all vertical blinds at exterior windows as recommended by manufacturer.

VI. BASEMENT / MAINTENANCE AREAS

A. NIGHTLY

1. UNCARPETED FLOORS

All public areas are to be swept using sweeping compound and then damp mopped.

B. MONTHLY

1. WALLS, DOORS AND JAMBS

All walls, doors and jambs will be spot-cleaned to remove all hand marks, smudges, streaks and spills.

2. DUSTING

All horizontal surfaces, including equipment and furniture, will be dusted with a dust cloth.

C. SEMI-ANNUALLY

1. UNCARPETED FLOORS

All hard-surfaced floors are to be machine scrubbed. Finished floors other than concrete will then be refinished with floor finish and left in a uniform bright condition.

2. WALLS

All walls are to be wiped down with clear water, spot-cleaning where necessary. Dry walls will be free of streaks and smudges.

VII. BUILDING EXTERIOR

A. DAILY / NIGHTLY

1. SIDEWALKS AND RELATED AREAS

Inspections of sidewalks and related areas will be made daily and any spills will be cleaned with a sponge and appropriate cleaning material. Clean sidewalk areas surrounding the building nightly.

2. STREET GUTTERS

Inspect gutters and remove large pieces of trash, broken glass, nails and other debris.

3. EXTERIOR FACADE

Inspect building’s exterior facade for graffiti, spills, smudges and, if found, clean with appropriate materials. Any spill, smudge or graffiti that cannot be cleaned thoroughly shall be reported to the Property Manager. Stainless steel and metal surfaces will be cleaned weekly. Stainless steel tops on the 18th Street light boxes will be wiped down each morning prior to 8:00 AM each weekday.

4. AREA AROUND TRASH COMPACTOR AND DUMPSTERS

Clean trash area in garage nightly.

B. WEEKLY

1. MAIL BOXES AND NEWS VENDING MACHINES

Mail boxes in front of the building and news vending machines located around the building in various locations will have the tops and sides wiped clean with a mild detergent. Additionally, vending machines will be aligned with each other, relative to the curb, in an orderly manner.

C. MONTHLY

1. WINDOW FRAMES, LEDGES

Sweep with soft-bristled brush all horizontal window frames and ledges on the exterior of building.

D. QUARTERLY

1. WINDOW FRAMES AND LEDGES

Clean all horizontal window frames and ledges on the exterior of the building. Care will be taken to touch up the glass panes if the cleaning of the window frames causes any smudges or streaks.

VIII. STAIRWELLS

1. All stairwells will be spot cleaned as necessary and maintained free of debris.

IX. JANITOR CLOSETS, ENGINEERING AREA, AND STORAGE AREAS

1. All janitor’s closets, mop sinks, storage rooms or areas, restrooms, lunchrooms and work areas, if applicable, provided by Property Manager for use by Contractor personnel, will be kept clean and orderly at all times. Mop sinks and the area immediately adjacent will be cleaned immediately after each use. Mops shall not be left in water or buckets. Restrooms will be maintained in the same condition as the public restrooms. Service areas will be spot cleaned as necessary. Service area floors should be swept with a broom daily and dust mopped no less than once per week. Finished floors will be stripped and refinished. Empty trash from Engineering and Garage Manager’s Offices.

2. Damp mop all composition floors in storerooms and engineering offices. Deodorize and disinfect as required.

3. High dusting of these areas including all pipes, ducts, conduit, ventilation diffusers and grills and mechanical, electrical equipment exposed beneath the hung ceilings outside the mechanical room equipment.

X. DAY SERVICES

A. DAILY

1. The day janitors shall address all janitorial problems and requests that arise during the day and shall perform the duties listed hereafter and any additional duties as may be requested by the Property Manager.

2. Inspect and maintain main lobby and entrance to building: trash pickup, ashtrays, spills, clean glass in the lobby doors (both main doors and garage lobby doors) and vacuuming of rain mats when in use.

3. Inspect and maintain elevator cabs.

4. Install and remove rain mats as necessary.

5. Inspect and maintain lavatories as required checking for cleanliness and adequacy of paper supplies. Fill product dispensers as required.

6. Inspect and maintain exterior of building four times per day.

7. Replace lamps in light fixtures as required. If lamp replacement does not correct the lighting problem, notify building engineering staff of the problem.

B. WEEKLY

1. Clean and polish standpipe fire hose connections on the exterior of building.

2. Clean entrance glass doors, inside and out.

XI. VACANT AREAS

A. NIGHTLY

1. Inspect and maintain all vacant spaces and remove any trash that has accumulated.

2. Ensure that all exterior windows and office/conference room glass are clean of smudges.

3. All other vacant space work will be performed as additional services.

XII. BUILDING SPECIFIC

A. PLAZA

1. DAILY

a. Clean and empty trash receptacles and recycling bins regularly. Final clean should take place prior to end of daily shift.

b. Patrol open areas for trash and debris.

c. Sweep and wipe down all planter horizontal surfaces to be free of dirt, debris and stains.

d. Ensure that areas below planters, benches and around light boxes are clean of trash and debris.

e. Ensure that all planter areas are free of trash. Rocks found in landscaped areas should be returned to rock islands.

f. Bus stop areas (including Stout and 18th Street) should be cleaned, benches wiped down and kept free of trash and debris.

g. Assist with maintaining organization of the Corner Bakery patio furniture.

h. Spring to Fall: Ensure that plaza patio furniture is clean and well organized. Communicate any damage immediately to property management.

i. Assist with graffiti removal. Communicate with property management.

j. Assist with snow removal services. Plaza day porter must be able to operate snow removal equipment.

k. Maintain smoking area along Stout Street. Empty ash urns into metal trash containers. Empty main trash receptacles. Power wash as need during low traffic periods.

l. Provide back up to dock day porter services and other services as needed. This includes plaza paver removal and replacement.

2. WEEKLY

a. Ensure that paver joints are free of dirt and debris.

b. Assist with hand watering planter boxes as needed.

c. Clean the exterior vertical surfaces of glass emergency exit structures located on California and 17th Streets.

3. AS NEEDED

A. Power wash all plaza and building entry paver surfaces and surrounding sidewalks to remove stains from snow melt residue, food spills and other items. Wipe down and clean building exterior glass and metals from overspray. Power washing unit is provided by the property.

B. DOCK

1. DAILY

a. Patrol all areas for trash and debris.

b. Sweep all horizontal surfaces as needed including all corners.

c. Wet Mop all dock high walkways and main hallway leading into the 707 17th Street freight vestibule.

d. Dust all ledges and vertical surfaces including grease trap enclosure and accessible ledges and piping.

e. Maintain areas surrounding the trash compactor and recycling containers. Notify property management of any noticeable damage immediately.

f. Wipe down dock ramp pedestrian railing and traffic bollards.

g. Maintain dock storage areas and keep all equipment and supplies in a well-organized manner.

h.  Assist with managing traffic as directed by the Dock Master. Perform back up duties to Dock Master during breaks and between the hours of 3 PM — 5 PM (M-F). Secure dock door at the end of the shift in coordination with the property security vendor.

i. Assist plaza day porter with wiping down plaza mechanical equipment and reporting any noticeable damage to property management immediately.

j. Provide back up to plaza day porter and other services as needed. This includes plaza paver removal and replacement.

2. WEEKLY

a. Verify all drains are free of dirt and debris. Clean as needed.

b. Power scrub all dock high walkways at least weekly or more often as needed.

3. MONTHLY

A. Power wash all drive areas including the exterior dock ramp at least monthly or more often as needed.

END OF SCHEDULE 2 — DESCRIPTION OF WORK